                                                                   Exhibit 10.67

                                 LEASE AGREEMENT

     THIS LEASE is executed this 26 day of April, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership ("Landlord"), and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES

     SECTION 1.01. BASIC LEASE PROVISIONS AND DEFINITIONS.


     (a) Leased Premises (shown outlined in EXHIBIT A hereto): Suite C of the building (the "Building") located at 100 Perimeter Park Drive, Morrisville, North Carolina 27560, within Perimeter Park (the "Park").

     (b) Rentable Area of the Leased Premises: approximately 37,072 square feet. Except as otherwise provided in ARTICLES 9 and 10 below, Landlord and Tenant hereby conclusively agree that the square footage of the Rentable Area shall be as stated herein and is not subject to dispute or re-measurement by either party.

     (c) Tenant's Proportionate Share of the Building: 67.0% (based on 37,072 rentable square feet divided by the 55,668 rentable square feet within the Building).

     (d)  Minimum Annual Rent:

                                Year 1       $            0.00
                                Year 2       $      427,069.44
                                Year 3       $      435,966.72
                                Year 4       $      445,234.72
                                Year 5       $      454,873.44
                                Year 6       $      464,512.16
                                Year 7       $      474,521.60
                                Year 8       $      484,531.04
                                Year 9       $      494,911.20
                                Year 10      $      505,662.08
                                Year 11      $      172,261.23*

                             * represents four (4) Monthly Rental Installments

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                                                                INDUSTRIAL LEASE

     (e) Monthly Rental Installments:

                                Months 1 - 12          $            0.00
                                Months 13 - 24         $       35,589.12
                                Months 25 - 36         $       36,330.56
                                Months 37 - 48         $       37,102.89
                                Months 49 - 60         $       37,906.12
                                Months 61 - 72         $       38,709.35
                                Months 73 - 84         $       39,543.47
                                Months 85 - 96         $       40,377.59
                                Months 97 - 108        $       41,242.60
                                Months 109 - 120       $       42,138.51
                                Months 121 - 124       $       43,065.31

     (f)  Intentionally Omitted.

     (g)  Target Commencement Date: October 1, 2004.

     (h)  Lease Term: Ten (10) years and Four (4) months.

     (i)  Security Deposit: $213,534.72

     (j)  Broker: Grubb & Ellis|Thomas Linderman representing Tenant.

     (k) Permitted Use: Genetic laboratory, general office purposes and ancillary uses thereto including pantry and storage.

     (l)  Address for notices and payments are as follows:

     Landlord:               Duke Realty Limited Partnership
                             c/o Duke Realty Corporation
                             Attn.:  Raleigh Market - Senior Property Manager
                             1800 Perimeter Park Drive, Suite 200
                             Morrisville, North Carolina 27560

     With Rental             Duke Realty Limited Partnership
     Payments to:            75 Remittance Drive, Suite 3205
                             Chicago, IL 60675-3205

     Tenant:                 Genaissance Pharmaceuticals, Inc.
                             5 Science Park
                             New Haven, Connecticut 06511-1966

     (m)  Guarantor(s): None.

EXHIBITS
Exhibit A - Leased Premises
Exhibit B - Tenant Improvements
Exhibit B-1- Scope of Work

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                                                                INDUSTRIAL LEASE

Exhibit C - Rules and Regulations
Exhibit D - Letter of Understanding
Exhibit E - Tenant's Signage Specifications
Exhibit F - Form of Irrevocable Letter of Credit
Exhibit G - Form of Memorandum of Lease

     SECTION 1.02. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

     SECTION 1.03. LANDLORD'S COVENANTS. Landlord hereby represents and covenants with Tenant as follows:

     (a) Landlord is the sole fee simple owner of the Building and the Common Areas;

     (b) Tenant shall have 24 hour access to the Leased Premises 365 days a year, seven days per week; and

     (c) As of the date hereof, no ground lease affecting the Building is superior to this Lease.

                         ARTICLE 2 - TERM AND POSSESSION

     SECTION 2.01. TERM. The Lease Term shall commence as of the date (the "Commencement Date") that Substantial Completion (as defined in EXHIBIT B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs.

     SECTION 2.02. CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with EXHIBIT B attached hereto and made a part hereof.

     SECTION 2.03. SURRENDER OF THE PREMISES.

     (a) Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, reasonable wear and tear and loss by casualty or condemnation excepted. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord (including wiring and cabling, except as hereinafter provided), promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear and loss by casualty or condemnation excepted; provided, however, that Tenant shall not be required to remove Tenant's wiring and cabling provided that such wiring and cabling is left in good and usable condition for the next tenant's use of the Leased Premises and legibly tagged for future use. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all

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                                                                INDUSTRIAL LEASE

the reasonable costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to remove any Tenant Improvements made prior to the Commencement Date. The provisions of this section shall survive the expiration or other termination of this Lease.

     (b) Without limiting anything set forth in subsection (a) above, on or before the expiration or any earlier termination of this Lease, Tenant shall obtain any required environmental decommissioning documentation from the State of North Carolina.

     SECTION 2.04. HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease or Tenant fails to comply with SECTION 2.03(b) above, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This SECTION 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

     SECTION 3.01. BASE RENT. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     SECTION 3.02. ADDITIONAL RENT.

     (a) In addition to the Minimum Annual Rent, Tenant shall pay to Landlord for each calendar year included within the Lease Term, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and Common Areas.

     (b)  OPERATING EXPENSES.


          (i) "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and Common Areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building that vary based on occupancy [i.e. cleaning] which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management or administrative fees; utilities; stormwater discharge fees; license, permit and inspection fees; fees and assessments imposed by

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                                                                INDUSTRIAL LEASE

any covenants or owners' association; security services; insurance premiums and deductibles; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, storm conveyance systems, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles), and only the amortized portion shall be included in Operating Expenses. In the event that any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord, or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on an equitable basis.

          (ii) Notwithstanding anything contained in this Lease to the contrary, the following costs shall be excluded from Operating Expenses:

               (A) Cost attributable to improvements or work at the Building which are part of any existing plans and specifications for the Building but which have not yet been built (i.e., planting, parking lot lighting, striping, roads, etc.).

               (B) Leasing costs of any type, including attorneys' fees, and costs incurred in connection with procuring tenants or releasing as well as retaining existing tenants.

               (C) Costs incurred due to Landlord violations of any of the terms and conditions of any leases in the Building, including without limitation, this Lease.

               (D) Salaries of Landlord's or managing agent's employees above senior building manager and management fees in excess of four percent (4%) of the aggregate gross rents for the Building.

               (E) Any costs related to the addition of other tenants and/or expansion of the Building.

               (F) Costs attributable to enforcing leases against tenants in the Building, such as attorneys' fees, court costs, adverse judgments and similar expenses.

               (G)  Amortization of debt.

               (H) Debt service on any mortgages of the Landlord, rental under any ground or underlying lease and charges and fees incurred by Landlord in connection with the procurement and recording of any such mortgage or ground or underlying lease.

               (I) Auditors' fees (except for accountant's fees incurred in connection with the preparation of statements of Operating Expenses for the Building in the normal course and not in connection with disputes).

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                                                                INDUSTRIAL LEASE

               (J) Any costs, fines or penalties incurred to the extent due to a violation by Landlord or any tenant or occupant of the Building of any laws, rules or regulations to the extent not the responsibility of Tenant, or of any of the terms and conditions of this Lease or any other lease, obligation or agreement relating to the Building, or costs incurred due to the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

               (K) Repairs and other work occasioned by fire or other casualty to the extent in excess of $100,000.

               (L) Expenses for vacant or vacated space, including without limitation utility, security and renovation costs.

               (M) All items and services for which Tenant reimburses Landlord under other provisions of this Lease (or pays to third parties on behalf of Landlord).

               (N) To the extent that any employee of Landlord performs work or services for another property owned or operated by Landlord or managing agent, the reasonably allocated portion of such employee's compensation with respect to work not performed in connection with the Building.

               (O) Expenses incurred in connection with special or unusual services or other benefits of the type that are provided to some, but not all tenants of the Building.

               (P) Rent or other payments due on any lease(s) or other document(s) through which Landlord's title or interest in the Property is derived.

               (Q) Any costs, fines or penalties incurred to the extent due to a violation by Landlord of any governmental rule or authority and the defense of same.

               (R) Costs of removal, abatement or treatment of asbestos or any other Hazardous Substances present in the Building or in the Common Areas as of the date of this Lease and which are required to be removed or otherwise dealt with by Landlord pursuant to applicable laws and/or requirements of governmental authorities in effect as of the date of this Lease.

               (S) Repairs and other work occasioned by condemnation to the extent Landlord is reimbursed by condemnation award.

     (c) "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee (excluding any environmental or brokerage

                                                                INDUSTRIAL LEASE

license fee), commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, income, franchise, conveyance, capital gains, stock, gift, use or estate tax) imposed upon the Building or Common Areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon its trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

     SECTION 3.03. PAYMENT OF ADDITIONAL RENT. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. After the first twelve (12) months of the Lease Term, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, unless otherwise agreed to, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent, and in the last year of the Lease Term shall refund to Tenant any overpayment.

     SECTION 3.04. LATE CHARGES. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the WALL STREET JOURNAL) of interest ("Prime Rate") plus three percent (3%) per annum.

     SECTION 3.05. AUDIT RIGHT.

     (a) Landlord shall maintain accounting books and records reflecting the Operating Expenses and Real Estate Taxes of the Building substantially in accordance with generally acceptable accounting principals ("GAAP") and sound accounting and management practices. Within ninety (90) days after receipt by Tenant of Landlord's statement of actual Operating Expenses and Real Estate Taxes incurred for the prior year, Tenant and Tenant's agents and accountants shall have the right to inspect and audit Landlord's books and records relating to Operating Expenses and Real Estate Taxes for the Building (the "Records"), at Landlord's office, during normal business hours upon fifteen (15) days' prior written notice.

     (b) If Tenant, after having a reasonable opportunity to examine the Records, disagrees with Landlord's statement, then Tenant may send a written notice to Landlord (the "Dispute Notice"), specifying in reasonable detail the basis for Tenant's disagreement, the amount of the Additional Rent that Tenant claims was due for the applicable calendar year and the amount of any refund claimed to be due Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due

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                                                                INDUSTRIAL LEASE

pursuant to Landlord's statement because of any objection that Tenant may raise with respect thereto.

     (c) If Landlord agrees with the Dispute Notice, the parties shall enter into a written agreement confirming such error and then Tenant shall be entitled to a credit against future Minimum Annual Rent for said overpayment (or a refund of any overpayment if the Lease Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be.

     (d) If Landlord disagrees with the Dispute Notice, Landlord shall notify Tenant of such disagreement within forty-five (45) days following Landlord's receipt of the Dispute Notice, and thereafter Landlord and Tenant shall use good faith efforts to try to resolve the issue. Notwithstanding the foregoing, however, if Landlord and Tenant fail to resolve the issue within thirty (30) days after Landlord's delivery of Landlord's notice of objection, and the disagreement involves more than $10,000.00, either party may, by delivery of written notice to the other party (the "Operating Expenses Arbitration Notice"), elect to resolve the issue through arbitration.

     (e) If either party delivers an Operating Expenses Arbitration Notice, then Landlord and Tenant shall use commercially reasonable efforts to select an arbitrator to resolve the issue. Such arbitrator shall be an accountant, unaffiliated with Landlord or Tenant, specializing in real estate matters, with at least ten (10) years prior experience in the metropolitan area in which the Leased Premises are located and with a working knowledge of current operating expense pass-through practices. The determination of such arbitrator shall be binding on both Landlord and Tenant as to the amount of Real Estate Taxes and Operating Expenses for the applicable calendar year.

     (f) If, following the determination of Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses pursuant to this SECTION 3.05, Landlord's calculation of Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses for the inspected calendar year resulted in an overpayment by more than five percent (5%) of Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses, Landlord shall also pay the reasonable fees and expenses of Tenant's independent professionals, if any, conducting said inspection, as well as the costs of the arbitrator, if applicable. Otherwise, Tenant shall pay all costs of Tenant's independent professionals and the costs of the arbitrator, if applicable.

     (g) All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

     SECTION 3.06. CAP ON CONTROLLABLE EXPENSES. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant's Proportionate Share of Real Estate Taxes, insurance premiums, utilities, snow removal, landscaping and charges assessed against or

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                                                                INDUSTRIAL LEASE

attributed to the Building pursuant to any applicable declaration of protective covenants ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Operating Expenses that are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a six percent (6%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of six percent (6%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2004.

                          ARTICLE 4 - SECURITY DEPOSIT

     Upon Tenant's execution of this Lease, Tenant will deliver to Landlord an Irrevocable Letter of Credit (the "Letter of Credit") in the amount of the Security Deposit, in substantially the form attached hereto as EXHIBIT F and made a part hereof from a financial institution acceptable to Landlord. Tenant shall cause the Letter of Credit to be maintained in full force and effect throughout the Lease Term and during the forty-five (45) day period after the later of (a) the expiration of the Lease Term or (b) the date that Tenant delivers possession of the Leased Premises to Landlord, as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event that, during the Lease Term, Tenant fails to deliver to Landlord a renewal or replacement to the Letter of Credit by a date no later than forty-five (45) days prior to its expiration date, Landlord shall have the right to demand and receive payment in full under the letter of credit and to hold the cash proceeds as the Security Deposit under this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. Within forty-five (45) days following the end of the Lease Term, Landlord shall return the Security Deposit to Tenant by surrendering the Letter of Credit and any cash then constituting the Security Deposit, less any amounts retained by Landlord to cure any default of Tenant hereunder.

                                 ARTICLE 5 - USE

     SECTION 5.01. USE OF LEASED PREMISES. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

     SECTION 5.02. COVENANTS OF TENANT REGARDING USE. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey the Building rules and regulations attached hereto as EXHIBIT C and made a part hereof, as such may be modified by Landlord from time to time provided that Tenant receives prior written notice. Tenant shall not do or permit anything to be done in or about the Leased Premises or Common Areas which constitutes a

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                                                                INDUSTRIAL LEASE

nuisance or which interferes with the rights of other tenants or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations, provided however (x) Landlord shall enforce all leases and rules and regulations uniformly against all of the tenants of the Building, and (y) Landlord agrees to take reasonable measures to assure such other tenant's compliance with such rules and regulations to the extent such tenant's noncompliance interferes with Tenant's quiet enjoyment of the Leased Premises. Tenant shall not overload the floors of the Leased Premises beyond their designed weight bearing capacity, which Landlord has determined to be 750 pounds per square foot. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

     SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice (except as hereinafter provided) or liability to Tenant (except in the case of the negligence or willful misconduct of Landlord, its agents, employees or contractors not otherwise waived pursuant to SECTION
8.06 below): (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the Common Areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable prior notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any such repairs made by Landlord shall be at Tenant's expense, except as provided in SECTION 7.02 hereof. Except as otherwise expressly provided herein, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

     SECTION 5.04. INTERFERENCE WITH USE OF THE LEASED PREMISES. Without limiting anything set forth in SECTION 5.03 above, if, as a result of Landlord's negligence or willful misconduct in exercising its rights pursuant to SECTION
5.03 above or SECTION 15.05 below, the Leased Premises (or portion thereof) is untenantable for a period of more than five (5) consecutive business days, Minimum Annual Rent and Tenant's obligation to pay its Proportionate Share of Real Estate Taxes and Operating Expenses shall abate for each such consecutive day after said five (5) business day period that such area of the Leased Premises is so rendered until such area is no longer untenantable. Provided, however, to the extent that the Leased Premises, or portion thereof, is untenantable as a result of the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, or Tenant's default in its obligations under this Lease, Tenant shall not be entitled to abatement under this SECTION 5.04. The Leased Premises shall be considered untenantable to the extent that Tenant does not use the Leased Premises or portion thereof as a result of Landlord's activities. It is agreed and understood that Tenant shall not use nor be entitled to use the portion of the Leased Premises during any day for

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                                                                INDUSTRIAL LEASE

which Landlord is obligated to abate Minimum Annual Rent hereunder. Except as otherwise set forth in SECTION 13.03, the abatement herein provided shall be Tenant's sole and exclusive remedy in the event the Leased Premises is untenantable as a result of Landlord's activities pursuant to SECTION 5.03 above.

     SECTION 5.05. COMPLIANCE WITH LAW.

     (a) EXISTING GOVERNMENTAL REGULATIONS. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse, laboratory or office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.

     (b) GOVERNMENTAL REGULATIONS - LANDLORD RESPONSIBILITY. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and
(ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

     (c) GOVERNMENTAL REGULATIONS - TENANT RESPONSIBILITY. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

                       ARTICLE 6 - UTILITIES AND SERVICES

     To the extent, utilities are separately metered to include only the Leased Premises, Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including janitorial services. However, if any services or utilities are jointly metered with other property, Landlord, on a monthly basis, shall make a reasonable and equitable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers to Tenant) and Tenant shall pay such share to

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                                                                INDUSTRIAL LEASE

Landlord within fifteen (15) days after receipt of Landlord's written statement. Except as expressly provided herein, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord may choose the service provider. In the event Landlord is responsible for an interruption in the supply of utilities as provided herein, and such interruption of service renders the Leased Premises or any portion of the Leased Premises untenantable for more than five (5) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, Tenant shall be entitled to an abatement of Minimum Annual Rent and Tenant's obligation to pay its Proportionate Share of Real Estate Taxes and Operating Expenses with respect to the area which is affected for each day after the fifth (5th) business day that such area of the Leased Premises is so rendered until such service is restored. Provided, however, to the extent that such interruption is caused or continues as a result of the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, Tenant shall not be entitled to any abatement hereunder. The Leased Premises shall be considered untenantable if Tenant does not use the Leased Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Leased Premises. It is agreed and understood that Tenant shall not use nor be entitled to use the portion of the Leased Premises affected by such interruption to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall be Tenant's sole and exclusive remedy for interruption of service. Landlord agrees to use its reasonable efforts to restore such utility service as soon as possible.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

     SECTION 7.01. TENANT'S RESPONSIBILITY. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, including interior janitorial services, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to (a) the heating, ventilating and air conditioning systems, whether located inside or outside of the Leased Premises, but only to the extent exclusively serving the Leased Premises, (b) the electrical systems (including light bulb replacement) and plumbing systems located within the Leased Premises, and (b) the plate glass, floors, windows and doors. Without limiting the foregoing, Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Landlord shall pass through to Tenant the benefit of any heating, ventilating and air conditioning systems warranties held by Landlord with respect to the Leased Premises.

     SECTION 7.02. LANDLORD'S RESPONSIBILITY. During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary (a) the roof, exterior walls, foundation and structural frame of the Building, (b) all Building systems located outside the Leased Premises, including, without limitation, the electrical, plumbing and any mechanical systems, (c) all Building-standard sprinklers and Building-standard life safety systems (whether located inside or outside of the Leased Premises), but excluding any (i) non-Building standard

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                                                                INDUSTRIAL LEASE

sprinklers or life safety systems to the extent exclusively serving the Leased Premises, or (ii) fiber optic and telephone lines to the extent exclusively serving the Leased Premises, all of which excluded items shall be maintained by Tenant, and (d) the parking and landscaped areas. The costs of all maintenance, repair and replacement performed by or on behalf of Landlord pursuant to this
SECTION 7.02 shall be included in Operating Expenses to the extent provided in
SECTION 3.02; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

     SECTION 7.03. ALTERATIONS. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. As a condition of such approval, Landlord may in writing, as part of such approval, require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. All alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and using materials of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant (except in connection with the initial Tenant Improvements), Tenant shall cause such lien to be bonded or discharged of record within thirty (30) days after notice thereof to Tenant.

     SECTION 7.04. PERMITTED ALTERATIONS. Notwithstanding the foregoing, Landlord's consent to alterations to the Leased Premises shall not be required if such alterations (a) are non-structural in nature, (b) do not affect the Building systems, (c) do not require Tenant to obtain a building permit, (d) do not exceed Ten Thousand and 00/100 Dollars ($10,000.00) in cost in any one instance and One Hundred Thousand Dollars ($100,000.00) in cost in the aggregate during the Lease Term (except to the extent that such alterations consist of repainting or replacing the wallcovering or carpet, in which case the thresholds set forth in this subsection (d) shall not apply), and (e) Tenant provides Landlord prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same, if applicable.

     SECTION 7.05. SIGNAGE. Landlord, at its expense, shall provide building standard signage for Tenant on the door to the Leased Premises at ground level immediately in front of the reception area and at the top of the Building on the Building's facade facing the street. In addition, Landlord shall provide, at Landlord's expense, directional signage in front of the holly tree located outside of the Building near Tenant's reception area, the precise location of which directional signage shall be mutually agreed upon by Landlord and Tenant. All such signage shall include Tenant's name and logo. The location, materials, color and style, however, shall be subject to Landlord's review and approval. Landlord hereby approves the specifications for the sign at the top of the Building, which specifications are attached hereto and made a part hereof as EXHIBIT E.

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                                                                INDUSTRIAL LEASE

                       ARTICLE 8 - INDEMNITY AND INSURANCE

     SECTION 8.01. RELEASE. All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk, except as hereinafter expressly provided. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this SECTION 8.01 shall limit (or be deemed to limit) the waivers contained in SECTION 8.06 below. In the event of any conflict between the provisions of
SECTION 8.06 below and this SECTION 8.01, the provisions of SECTION 8.06 shall prevail. This SECTION 8.01 shall survive the expiration or earlier termination of this Lease.

     SECTION 8.02. INDEMNIFICATION BY TENANT. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases (a), (b) and (c), except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. In addition, and without limiting the foregoing, Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration in or about the Leased Premises pursuant to SECTION 7.03 above (but excluding any construction or alteration pursuant to EXHIBIT B hereto) and any related lien. Nothing contained in this
SECTION 8.02 shall limit (or be deemed to limit) the waivers contained in
SECTION 8.06 below. In the event of any conflict between the provisions of
SECTION 8.06 below and this SECTION 8.02, the provisions of SECTION 8.06 shall prevail. This SECTION 8.02 shall survive the expiration or earlier termination of this Lease.

     SECTION 8.03. INDEMNIFICATION BY LANDLORD. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this SECTION 8.03 shall limit (or be deemed to limit) the waivers contained in SECTION 8.06 below. In the event of any conflict between the provisions of SECTION 8.06 below and this SECTION 8.03, the provisions of SECTION 8.06 shall prevail. This SECTION 8.03 shall survive the expiration or earlier termination of this Lease.

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                                                                INDUSTRIAL LEASE

     SECTION 8.04. TENANT'S INSURANCE.

     (a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

          (i) LIABILITY INSURANCE. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, bodily injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $7,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

          (ii) CASUALTY INSURANCE. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to SECTION 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

          (iii) WORKER'S COMPENSATION INSURANCE. Worker's Compensation insurance in amounts required by applicable law.

     (b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies, provided that Landlord notifies Tenant in writing of the name and address of Landlord's managing agent and Landlord's mortgagee. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 27 (or, alternatively, in the form of ACORD 25 with all non-reliance language stricken), evidencing all required coverages, together with a copy of the endorsements to Tenant's commercial general liability policies naming the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord, after written notice to Tenant, may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. If Tenant elects not to carry business interruption insurance, Tenant releases Landlord from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.

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                                                                INDUSTRIAL LEASE

     SECTION 8.05. LANDLORD'S INSURANCE. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the premiums for which shall be included in Operating Expenses):

     (a) LIABILITY INSURANCE. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, bodily injury, or fire damage coverage) covering the Building and the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $7,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

     (b) CASUALTY INSURANCE. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to SECTION 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to SECTION 8.04 (ii) above.

     SECTION 8.06. WAIVER OF SUBROGATION. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by SECTIONS 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

                              ARTICLE 9 - CASUALTY

     In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of the Tenant Improvements as were originally required to be made by Landlord pursuant to
SECTION 2.02 above, if any. Notwithstanding anything to the contrary contained herein, rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if Landlord determines that the Leased Premises and/or access thereto are (a) so destroyed that Landlord (or Landlord's architect, if applicable) estimates that they cannot be repaired or rebuilt or within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered in any amount by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or, excluding Landlord's deductible or self-insured retention amounts, are insufficient to rebuild the Building and the Leased Premises; then Landlord shall give written notice to Tenant of such determination (the "Casualty Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate this Lease with respect to matters thereafter accruing by giving written notice to the other party within thirty (30) days after Landlord's delivery of the Casualty Notice. Notwithstanding the aforesaid 60-day period, Landlord shall use reasonable efforts to notify Tenant of the estimated time that will

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                                                                INDUSTRIAL LEASE

be required to repair or rebuild the Leased Premises within forty-five (45) days following the casualty event. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final twelve
(12) months of the term hereof, then either Landlord or Tenant, in their respective sole discretion, may, without regard to the aforesaid two hundred ten
(210) day period, terminate this Lease by written notice to the other, such notice to be given within thirty (30) days following a casualty.

                           ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises or access thereto shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award. In the event the Lease is terminated pursuant to this ARTICLE 10, neither Landlord nor Tenant shall have any further obligations hereunder except for (a) those obligations that accrue prior to said termination, and (b) those obligations that expressly survive the expiration or any earlier termination of this Lease (including, without limitation, Landlord's obligation to return the Letter of Credit pursuant to ARTICLE 4 above).

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     SECTION 11.01. REQUIREMENTS. Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's commercially reasonable opinion (i) the use of the Leased Premises proposed by the proposed assignee or subtenant does not fall within the definition of the Permitted Use; (ii) Landlord has a reasonable basis to believe that the business reputation of the proposed assignee or subtenant is unacceptable (e.g. the proposed assignee or subtenant is engaged in, or intends to engage in, activities lacking moral turpitude or other illicit activities, or the proposed assignee or sublessee has had a previous business relationship with Landlord that resulted in litigation); (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations under the proposed assignment or sublease; or (iv) if the prospective assignee or subtenant is a third party that is already a tenant in the Building or the Park, Landlord has space available to meet such tenant's needs, and Landlord has either given a proposal to, or received a proposal from, such tenant for the lease of space within the previous ninety (90) day period. Tenant hereby agrees that in marketing the Leased Premises for sublease or assignment, it will not publicly advertise the Leased Premises for a proposed rent that is less than the then current rent for similar premises in

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                                                                INDUSTRIAL LEASE

the Park. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease and at any time receives rent and/or other consideration for the lease of the Leased Premises, but not for sale of any of Tenant's Property, which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord (x) fifty percent (50%) of the gross excess of such rent and/or other consideration less reasonable costs incurred by Tenant in connection therewith (including commissions, advertising costs, legal costs, tenant improvement costs and the cost of subtenant or assignee concessions) as such rent and/or other consideration is received by Tenant. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand the sum of $500.00 to partially reimburse Landlord for its costs, including reasonable attorneys' fees, incurred in connection with processing such assignment or subletting request.

     SECTION 11.02. ADVERTISING. Notwithstanding any provision of this Lease to the contrary, Tenant shall not use the name of Landlord, any insignia of Landlord, or any likeness of the Building without Landlord's consent (not to be unreasonably withheld) in any of its advertising for such sublease or assignment.

     SECTION 11.03. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in SECTION 11.01 above, Tenant shall have the right, without Landlord's consent, to (a) sublet all or part of the Leased Premises or assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property; or (b) effectuate any public offering or other sale or trading of Tenant's stock through the "over the counter market" or through any U.S. or foreign recognized stock exchange, regardless of whether same results in a change in control of Tenant, provided that in the event of a transfer pursuant to clause (a), (i) the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof, (ii) such successor entity assumes all of the obligations and liabilities of Tenant, and (iii) Tenant gives ten (10) days prior notice to Landlord (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this ARTICLE 11 (x) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (y) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Except as aforesaid, any change in control of Tenant resulting from a merger, consolidation, or stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this SECTION 11.03 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to SECTION 11.01 above.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

     SECTION 12.01. SALE OF THE BUILDING. Landlord shall have the right to sell the Building at any time during the Lease Term, subject to the rights of Tenant hereunder; and such sale shall

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                                                                INDUSTRIAL LEASE

operate to release the selling entity from liability hereunder after the date of such conveyance. In the event a transferee shall agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, upon Tenant's receipt of an assumption of all the Landlord's obligations under this Lease by the buyer of the Building, the selling entity shall be released from all obligations and liabilities under the Lease.

     SECTION 12.02. ESTOPPEL CERTIFICATE. Within ten (10) business days following receipt of a written request from either party, the other shall execute and deliver to the requesting party, without cost, an estoppel certificate in such form as the requesting party may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to the other party's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by the requesting party and by any purchaser or mortgagee of the Building and subtenant or assignee of this Lease.

     SECTION 12.03. SUBORDINATION. Landlord represents that as of the date of this Lease, the Building is not encumbered by any mortgage. Landlord shall have the right to subordinate this Lease to any mortgage hereafter placed upon the Building by so declaring in such mortgage, provided that the holder of said mortgage agrees not to disturb Tenant's possession of the Leased Premises so long as Tenant shall not be in Default, as evidenced by a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") executed by holders of any mortgages on the Leased Premises. Such SNDA shall provide that (i) in the event the mortgagee files suit to foreclose the mortgage, the mortgagee will not join Tenant in the foreclosure proceedings so long as Tenant is not in default beyond any notice and cure period under any of the terms, covenants and conditions of the Lease, (ii) in the event mortgagee succeeds to the interest of mortgagor, as Landlord, and Tenant is not in default under the terms, covenants or conditions of the Lease beyond any notice and cure period, the mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, (iii) Tenant agrees to attorn to mortgagee upon receipt of written notice from Landlord or such mortgagee, and (iv) Tenant agrees to give mortgagee notice of Landlord's default and an opportunity to cure that does not exceed Landlord's cure period under this Lease measured from the date of mortgagee's receipt of a notice of default. For purposes of this SECTION 12.03, the term "mortgage" shall be deemed to refer to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto.

                         ARTICLE 13 - DEFAULT AND REMEDY

     SECTION 13.01. DEFAULT. The occurrence of any of the following shall be a "Default":


     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within ten (10) calendar days following written notice from Landlord on the first occasion in any twelve (12) month period, and (ii) within five (5) business days after the same is due on any subsequent occasion within said twelve (12) month period.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after Tenant's receipt of

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                                                                INDUSTRIAL LEASE

notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation. Notwithstanding the foregoing, (i) if Tenant converts from one corporate entity to another, (i.e. a corporation to a limited liability company), or (ii) all or substantially all of the stock or assets of Tenant are acquired, such conversion or sale shall not be considered a default hereunder provided that Tenant complies with the terms of Article 11 of this Lease.

     (e) Tenant shall fail to vacate the Leased Premises upon termination of the Lease.

     SECTION 13.02. REMEDIES. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to
Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any reasonable costs and expenses, which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage, which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Landlord shall have the right to secure the Premises against unauthorized entry and shall allow Tenant supervised access to the Leased Premises to remove those items belonging to Tenant. Upon the termination of this Lease, Landlord may by notice to Tenant, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include without limitation expenses of preparing the Leased

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                                                                INDUSTRIAL LEASE

Premises for re-letting, demolition, repairs, tenant improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, Landlord shall have the right to secure the Premises against unauthorized entry, shall allow Tenant supervised access to the Leased Premises to remove those items belonging to Tenant, and Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages. Any rent collected by Landlord in excess of the rent due hereunder shall be applied against Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     SECTION 13.03. LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but except as herein otherwise provided to the contrary, Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

     SECTION 13.04. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment. For purposes of this SECTION 13.04, Landlord's equity interest in the Building shall be deemed to be no less than twenty percent (20%) of the fair market value of the Building determined as of the date on which Tenant initiates the applicable action to enforce its rights under the Lease.

     SECTION 13.05. NONWAIVER OF DEFAULTS. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or

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                                                                INDUSTRIAL LEASE

agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     SECTION 13.06. ATTORNEYS' FEES. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

     SECTION 13.07. WAIVER OF DISTRAINT. Notwithstanding anything to the contrary contained herein, Landlord hereby waives and releases any statutory or common law right it may have to place a lien on any Tenant's Property or to exercise any right of distraint with respect thereto.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

                              INTENTIONALLY OMITTED

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                   ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

     SECTION 15.01. DEFINITIONS.

     (a) "Environmental Laws" - All present or future federal, state and municipal laws, codes, orders, decrees, ordinances, rules and regulations as well as the rules and regulations of the United States Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Building, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous, waste, substance, or material, gas or petroleum product.

     (b) "Hazardous Substances" - For purposes of this Lease, "Hazardous Substances" means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) any Environmental Laws.

     SECTION 15.02. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with Environmental Laws in the operation of its business at and in connection with its use and occupancy of the Leased Premises, including any notice issued by a governmental authority having jurisdiction over the Leased Premises, which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     SECTION 15.03. ENVIRONMENTAL RESTRICTIONS. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as permitted pursuant to SECTION 15.08 below, in which case the use, storage or disposal of such Hazardous

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                                                                INDUSTRIAL LEASE

Substances shall be performed in compliance with the Environmental Laws and the standards prevailing in the industry.

     SECTION 15.04. NOTICES, AFFIDAVITS, ETC. Tenant shall immediately notify Landlord of any violation by Tenant, its employees, agents, representatives, invitees or contractors of the Environmental Laws on, under or about the Leased Premises. Tenant shall immediately deliver to Landlord any notice received by Tenant relating to any suspected violation of Environmental Laws by Tenant received from any source. Landlord agrees to notify Tenant if, and only if (a) Landlord receives notice of any suspected violation of Environmental Laws by Landlord or another tenant on, under or about the Building or Common Areas, (b) Landlord confirms such violation of Environmental Laws, and (c) Landlord determines that such violation requires remediation. Landlord hereby agrees to undertake such confirmation and determination as promptly as reasonably possible following Landlord's receipt of such notice.

     SECTION 15.05. LANDLORD'S RIGHTS. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there has been a release of Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Leased Premises for the Permitted Use, but such inspection and testing shall not constitute an eviction of Tenant, in whole or in part, and except to the extent of the negligence or willful misconduct of Landlord not otherwise waived pursuant to SECTION 8.06 above, Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby, except as otherwise provided in SECTION 5.04 above. Tenant acknowledges, however, that in no event, whatsoever, shall Landlord be liable for the lost profits of Tenant.

     SECTION 15.06. TENANT'S ENVIRONMENTAL INDEMNIFICATION. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with the release of Hazardous Substances at or emanating from the Leased Premises and/or any breach by Tenant of its obligations under this
Article 15, except to the extent (a) of Landlord's (or its agent's, employee's, or contractor's) negligence or willful misconduct not otherwise waived by Tenant pursuant to SECTION 8.06 above, or (b) otherwise set forth in this SECTION
15.06. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease or resulting from the acts or omissions of Landlord or another tenant during the Lease Term, except to the extent Tenant knowingly exacerbates the same.

     SECTION 15.07. LANDLORD'S REPRESENTATION. To the best of Landlord's knowledge and belief, Landlord represents that as of the Commencement Date, the Leased Premises shall either be in compliance with all governmental codes, ordinances, rules and regulations (including but not limited to all Environmental Laws) or, shall be brought into compliance with same. To the

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                                                                INDUSTRIAL LEASE

actual knowledge of Hooker Manning and Patti Sutton, who are the current employees of Landlord responsible for the leasing and management of the Building, there has been no release of Hazardous Substances and no remediation of Hazardous Substances has taken place at the Building or in the Common Areas.

     SECTION 15.08. HAZARDOUS SUBSTANCES. If and only if Tenant complies with all of the following conditions, Tenant may use and store in the Leased Premises certain Hazardous Substances: (a) prior to using or storing any Hazardous Substances in the Leased Premises, Tenant delivers to Landlord written notice setting forth the name and estimated quantity of all such Hazardous Substances, together with the MSDS Sheets for such Hazardous Substances (to the extent not previously delivered to Landlord), (b) Tenant takes all commercially reasonable precautions necessary or advisable and uses all commercially reasonable efforts to prevent a release of any Hazardous Substances, (c) Tenant uses and stores all Hazardous Substances in accordance with the Materials Safety Data Sheets (the "MSDS Sheets") that Tenant provides to Landlord, (d) Tenant does not use or store any Hazardous Substances in a manner that would cause the Leased Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under the Resource Conservation and Recovery Act ("RCRA") or the regulations promulgated thereunder, and (e) Tenant shall not use or store any Hazardous Substances in a manner as to cause Tenant to become regulated as a generator under RCRA other than as a "Conditionally Exempt Small Quantity Generator", which shall mean the current RCRA definition of a generator of not more than 100kg. of hazardous waste per month. Provided that Tenant complies with this ARTICLE 15, Landlord acknowledges and agrees that Tenant may use ethidium bromide (in quantities not to exceed 1,000 milligrams at any given time), radio isotope P32 (in quantities not to exceed 20mCuries at any given time), radio isotope P33 (in quantities not to exceed 20mCuries at any given time), and radio isotope S35 (in quantities not to exceed 20mCuries at any given time) at the Leased Premises in accordance with the foregoing.

     SECTION 15.09. LANDLORD INDEMNITY. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant (with the exception of any and all punitive or consequential damages) by reason of Hazardous Substances disposed or released at the Building or Common Areas or upon or within the Leased Premises during the Lease Term by Landlord or its agents, employees or contractors. Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing, disposing or otherwise addressing the existence of any Hazardous Substances that are the responsibility of Landlord hereunder and of all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications unless (a) Tenant is specifically required by Environmental Laws to perform such acts, and (b) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

                           ARTICLE 16 - MISCELLANEOUS

     SECTION 16.01. BENEFIT OF LANDLORD AND TENANT. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

                                                                INDUSTRIAL LEASE

     SECTION 16.02. GOVERNING LAW. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     SECTION 16.03. MEMORANDUM OF LEASE. The parties agree that this Lease may not be recorded but that at the request of either party the other shall execute a Memorandum of Lease, which may be recorded, in substantially the form attached hereto as EXHIBIT G and made a part hereof. The parties agree to remove the Memorandum of Lease of record upon the expiration or earlier termination of this Lease. In the event of an early termination as a result of Tenant's default and vacation of the Leased Premises, Tenant agrees that Landlord can unilaterally remove the Memorandum of Lease of record.

     SECTION 16.04. FORCE MAJEURE. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     SECTION 16.05. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     SECTION 16.06. INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part. Landlord shall pay the Brokers a commission in connection with this Lease in accordance with a separate agreement.

     SECTION 16.07. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier with computerized tracking capabilities or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date that is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

     SECTION 16.08. PARTIAL INVALIDITY; COMPLETE AGREEMENT. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

                                                                INDUSTRIAL LEASE

     SECTION 16.09. FINANCIAL STATEMENTS. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, to the extent that Tenant is required to file financial information with the Securities and Exchange Commission and as long as Tenant's annual report containing financial information about Tenant is available online, the provisions of this SECTION 16.09 shall not apply.

     SECTION 16.10. REPRESENTATIONS AND WARRANTIES. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

                         ARTICLE 17 - SPECIAL PROVISIONS

     SECTION 17.01. OPTION TO EXTEND.

     (a) GRANT AND EXERCISE OF OPTION. Provided that (i) Tenant is not then in default hereunder (or, if Tenant is then in default, provided that Tenant cures such default within the applicable cure period set forth in SECTION 13.01 above), (ii) the creditworthiness of Tenant, as revealed by its most current financial statements, is materially the same as or better than on the date of the Lease, and (iii) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Lease Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth in subsection (b) below ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the Lease Term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's exercise of its option to extend.

     (b) RENT ADJUSTMENT. The Minimum Annual Rent for the Extension Term shall be an amount equal to one hundred three percent (103%) of the Minimum Annual Rent in effect at the end of the Lease Term for the first twelve (12) months of the Extension Term, escalated by three percent (3%) for each successive twelve
(12) month period of the Extension Term. The Monthly Rental Installment shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

                                                                INDUSTRIAL LEASE

     (c) PERSONAL. Notwithstanding the foregoing, in the event of an assignment or subletting to other than a Permitted Transferee, and further provided that the option to extend set forth in subsection (a) above has not been exercised, the following provision will apply in lieu of the foregoing:

     GRANT AND EXERCISE OF OPTION. Provided that (i) the Lease is in full force and effect, (ii) no Default has occurred and is then continuing and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a Default, and (iii) the creditworthiness of Tenant, as revealed by its most current financial statements, is materially the same as or better than on the date of the Lease, Tenant shall have one (1) option to extend the initial Lease Term (the "Original Term") for one (1) additional period of five (5) years (the "Extension Term"). The leasing of the Leased Premises for the Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend; (ii) any improvement allowances or other concessions applicable to the Leased Premises during the Original Term shall not apply to the Extension Term, and (iii) the Minimum Annual Rent shall be adjusted as set forth herein (said adjustment being referred to herein as the "Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the Original Term, written notice of Tenant's desire to extend the Original Term. Tenant's failure to timely exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of Landlord's determination of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall have five (5) business days following its receipt of Landlord's notice to notify Landlord in writing that Tenant objects to the Rent Adjustment, and therefore that Tenant retracts its option to extend the Lease Term, in which case the Lease Term shall expire on its scheduled expiration date and Tenant's option to extend shall be void and of no further force and effect. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within said five (5) business day period. If Tenant timely exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be determined by Landlord based on the monthly rent charged to renewing tenants for comparable buildings (e.g., age, physical condition, number of stories, total size, comparable location) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, work contributions and allowances and leasing and brokerage commissions; provided, however, that in no event shall the Minimum Annual Rent per square foot during the Extension Term be less than the highest Minimum Annual Rent per square foot payable during the Original Term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     SECTION 17.02. PARKING. Tenant shall be entitled to 3.34 parking spaces for every 1,000 rentable square feet of the Leased Premises (rounded up to the nearest whole number) in the parking areas established for the Building. All spaces shall be unreserved on a first-come, first-served basis.

                                                                INDUSTRIAL LEASE

     SECTION 17.03. ADDITIONAL POWER. Tenant shall have the exclusive right, to use the back-up generator and UPS system that currently services the Building (the "Additional Power") as a back-up power source for the Leased Premises. Landlord represents that the Additional Power will be in good working order as of the Commencement Date and that Landlord shall have obtained any permits for use of the Additional Power as required by governmental authority having jurisdiction over the Additional Power. Specifically and without limitation, Landlord agrees to replace the batteries in the uninterrupted power supply system. Tenant may not increase its power requirements, thereby increasing the amount of power that the Additional Power must provide to the Leased Premises, without Landlord's prior written consent. During the Lease Term, Tenant shall be responsible for the maintenance and repair of the Additional Power at its sole cost and expense; provided, however, that Landlord shall connect the Additional Power to those outlets and equipment indicated by Tenant as part of the Tenant Improvements. Upon the earlier termination or expiration of this Lease, the Additional Power shall remain the property of Landlord.

     SECTION 17.04. ROOFTOP INSTALLATION.

     (a) ROOF AREA. "Roof Area" shall mean the surface of the roof of the Building.

     (b) DISH. "Dish" shall mean a satellite dish (not exceeding four (4) feet in diameter) and related equipment.

     (c) LICENSE OF ROOF AREA. Provided Tenant is not in default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, and all applicable restrictions of record, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain the Dish on the Roof Area, so long as the Dish is used exclusively for Tenant's use and not sold to or utilized in any manner by a third party. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

     (d)  INSTALLATION OF THE DISH.

          (i) The size, location, design and manner of installation of the Dish and all related wiring shall be designated and approved by Landlord. After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish. Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damages to the structure.

          (ii) Tenant shall use the roofing company specified by the Landlord to perform any work affecting the roof, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region. Tenant shall match as nearly as possible the color of the Dish to the existing facade of the Building. All cable runs,

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                                                                INDUSTRIAL LEASE

conduit and sleeving shall be installed in a good workmanlike manner. Cables and transmission lines shall be routed and attached in accordance with current, state of the art industry practices. The Dish shall be identified with permanently marked, weather proof tags at the following locations: (A) each antenna bracket; (B) at the transmission line building entry point; (C) at the interior wall feed through or any other transmission line exit point; and (D) at any transmitter combiner, duplexer, or multifed receive port. In addition, all Tenant telephone blocks, demarcs, and cables shall be clearly identified with the Tenant's name, type of line, and circuit number.

          (iii) Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

     (e) ROOF WORK. If, during the term of this Agreement, as same may be extended, Landlord needs to perform maintenance work to Landlord's equipment on the roof of the Building or repair or replace the roof of the Building ("Roof Work"), Tenant agrees to cooperate and work with Landlord (at Tenant's sole cost and expense) to achieve said Roof Work. Landlord agrees to provide at least thirty (30) days notice to Tenant of its intention to perform said work; except in the case of emergency Roof Work in which case Landlord shall give as much notice as possible under the circumstances. Such plan may require the relocation of any portion of the Dish at Tenant's cost and expense or Tenant's installation of temporary equipment. Moreover, if a temporary relocation of the Dish is required to accommodate the Roof Work, Landlord agrees to exercise commercially reasonable efforts to identify a technically feasible alternative location for the relocation portion of the Dish that will not impede the Roof Work. Notwithstanding the foregoing, Landlord does not warrant and represent that in all circumstances that an alternative location will be available and, consequently, Landlord's obligation to provide such alternative location is subject to the availability of such space and under no circumstances shall Landlord be liable to Tenant for any consequential damages as a result of such relocation including, but not limited to, loss of business income or opportunity. Notwithstanding the foregoing, Tenant shall move the Dish back to its original location after the Roof Work is completed unless the parties agree to utilize the relocated area permanently.

     (f) INTERFERENCE. Tenant shall not use the Roof Area or the Dish in any way that interferes with the use and enjoyment of the Property by: (i) Landlord,
(ii) tenants or licensees of Landlord leasing or licensing space in the Building primarily for the same or similar use as a majority of the other tenants or licensees in the Building and which is consistent with the purpose for which the Building is operated ("Building Tenants"), or (iii) tenants or licensees of Landlord who commenced occupancy at the Building on a date which precedes the date of Tenant's installation of the Dish (the "Dish Commencement Date"), and who are leasing or licensing space from Landlord and using the Property as a communications transmitting or receiving site ("Existing Licensees"). The operation of the Dish shall not interfere with the maintenance or operation of the Building, including but not limited to the roof, MATV, CATV or other video systems, HVAC systems, electronically controlled elevator systems, computers, telephone systems, or any other system serving the Building and/or its occupants. The operation of the Dish shall not interfere with radio or telecommunication equipment installed by telecommunication service providers at the Building prior to the Dish Commencement Date. Tenant shall indemnify Landlord and hold Landlord harmless from all expenses, costs, damages,

                                                                INDUSTRIAL LEASE

loss, claims or other expenses and liabilities arising from any such interference. Tenant agrees to cease all operations (except for testing as approved by Landlord) within twenty-four (24) hours of receipt of notice from Landlord of such interference and to continue to cease all operations until the interference has been corrected to the sole satisfaction of the Landlord. If such interference has not been corrected within thirty (30) days, Landlord may require Tenant to remove the specific items from the Dish causing such interference. All operations by Tenant shall be lawful and in compliance with all FCC rules and regulations. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference which Landlord determines or reasonably believes is being caused by the Dish or Tenant's use thereof.

     (g) EMERGENCIES. Notwithstanding the foregoing, if an emergency situation exists which Landlord reasonably determines, in its sole discretion, to be attributable to the Dish, Landlord shall immediately notify Tenant verbally, who shall act diligently and expediently to remedy the emergency situation. Should Tenant fail to so remedy the emergency situation or should Landlord reasonably determine that the response time by Tenant is not adequate given the nature of the emergency, Landlord may then shut down the Dish and Tenant shall have no recourse against Landlord as a result of such action.

     (h) REMOVAL OF THE DISH UPON TERMINATION. Following any termination or expiration of this Lease, Tenant shall remove all of the Dish from the Building. In performing such removal, Tenant shall restore the Roof Area and any personal property and fixtures thereon to as good a condition as they were prior to the installation or placement of the Dish, reasonable wear and tear excepted. If Tenant fails to remove the Dish within thirty (30) days after expiration or earlier termination of this Agreement, Landlord may remove and dispose of the Dish and Tenant shall reimburse Landlord for the costs of such removal and restoration of the Roof Area. Moreover, Landlord may deem the Dish abandoned in which event the Dish shall become Landlord's property. This subsection (h) shall survive the expiration or earlier termination of this Lease.

     (i) UTILITIES. Tenant shall be responsible for obtaining and paying for all utilities to operate the Dish.

     (j) TENANT'S RIGHT TO DISCONTINUE USE. Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord.

     (k) INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof. This subsection (k) shall survive the expiration or earlier termination of this Lease.

     SECTION 17.05. HVAC. Notwithstanding anything to the contrary set forth in this Lease, on or before the Commencement Date, Landlord shall replace, at its sole cost and expense, all

                                                                INDUSTRIAL LEASE

heating, ventilation and air-conditioning units serving the Leased Premises(collectively, the "Units"). Throughout the Lease Term, Landlord shall pass through to Tenant the benefit of any warranties on the Units held by Landlord.

     SECTION 17.06. COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed and original and both of which, when taken together, shall constitute one and the same document.

             [EXECUTION SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

                                                                INDUSTRIAL LEASE

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.


                              LANDLORD:

                              DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

                              By:  Duke Realty Corporation,
                                   its General Partner


                                   By:/s/ H. Andrew Kelton      [SEAL]
                                      --------------------------

                                   Printed:  H. Andrew Kelton
                                           -----------------------

                                   Title:  SVP
                                           -------------------------

                              TENANT:

                              GENAISSANCE PHARMACEUTICAL, INC., a
                              Delaware corporation


                                   By:  Ben D. Kaplan           [SEAL]
                                        ------------------------

                                   Printed:    Ben D. Kaplan
                                             ---------------------

                                   Title:   SVP & CFO
                                         -----------------

                           END OF EXECUTION SIGNATURES

                                                                INDUSTRIAL LEASE

                                    EXHIBIT A

                                 LEASED PREMISES

                                     [Image]

                                                                INDUSTRIAL LEASE

                                    EXHIBIT B

     1. LANDLORD'S OBLIGATIONS. Tenant has personally inspected the Leased Premises and except as specifically provided to the contrary in the Lease, including, without limitation, this EXHIBIT B, accepts the same "AS IS". Except for Landlord's representations and warranties set forth in the Lease and Landlord's obligations set forth in SECTION 7.02 of the Lease, Landlord shall have no responsibility with respect to the Leased Premises except to construct and install within the Leased Premises, in a good and workmanlike manner, and in compliance with all applicable laws, the Tenant Improvements, in accordance with this EXHIBIT B. Landlord, at its expense, shall deliver the Leased Premises to Tenant with the electrical, plumbing, sprinkler, gas, and heating, air conditioning and ventilation systems serving the Leased Premises in working order on the Commencement Date.

     2.   CONSTRUCTION DRAWINGS, COST STATEMENT AND ALLOWANCE.

          (a) On or before the thirtieth (30th) day following the date hereof, Landlord shall prepare and submit to Tenant a set of construction drawings (the "CD's") covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached as EXHIBIT B-1 hereto. Landlord shall bear responsibility for ensuring that (i) the CD's are prepared by an architect and or engineer licensed in the State of North Carolina, (ii) such CD's will comply with the laws, codes, and ordinances of governmental authority having jurisdiction over the Leased Premises, and (iii) the CD's represent the reasonable and logical development of the scope of work set forth on EXHIBIT B-1 hereto.

          (b) Tenant shall have seven (7) days after receipt of the CD's in which to review the CD's and to give Landlord written notice of Tenant's approval of the CD's or its requested changes thereto. Tenant shall have no right to request any changes to the CD's that would materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant requests any changes to the CD's that increase the scope of work, any resulting delay shall be deemed a Tenant Delay. If Tenant fails to approve or request changes to the CD's within seven (7) days after its receipt of the CD's, then Tenant shall be deemed to have approved the CD's and the same shall thereupon be final. If Tenant requests any changes to the CD's, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten
(10) days of its receipt of such request submit the revised portion of the CD's to Tenant. Tenant may not thereafter disapprove the revised portions of the CD's unless Landlord has failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD's, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Landlord and Tenant agree that any changes requested by Tenant shall be deemed reasonable provided such change does not affect any structural elements of the Building and cannot be seen from outside of the Leased Premises. Landlord shall at all times in its preparation of the CD's or incorporation of Tenant's comments, and Tenant shall at all times in its review of the CD's and of any revisions thereto, act reasonably and in good faith. Following Tenant's approval (or deemed approval) of the CD's, upon Landlord's request, Tenant agrees to confirm Tenant's consent to the CD's in writing within three (3) days following Tenant's receipt of the revised CD's.

                                                                INDUSTRIAL LEASE

          (c) Following Tenant's approval (or deemed approval) of the CD's, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids jointly and Tenant shall select one sub-contractor for each item bid. Tenant shall not be required to choose the low bidder. It is the parties' intent that the Landlord or its subsidiary act as general contractor for construction of the Tenant Improvements. The total cost of the Tenant Improvements (the "Total Cost") shall equal the sum of the following: (i) the cost of construction work performed directly by Landlord's contractors and subcontractors (the "Construction Cost"),
(ii) the cost of General Conditions (as hereinafter defined), currently estimated to be $99,932.80, (iii) the cost of reasonable design fees and engineering fees incurred by Landlord in the design of the Space Plan and the CD's (the "Design Cost"), currently estimated to be $39,425.60, (iv) a fee in the amount of seven percent (7%) of the Construction Cost, and the General Conditions, and (v) a fee in the amount of three and one-half percent (3 1/2%) of the Design Cost. General Conditions shall include the following expenses: supervisory fees for the project superintendent, project manager and administrative assistant, building permit fee, cost of the contractor's commercial general liability, workers' compensation and employer liability insurance, including deductibles, safety railings if required, copying charges for the CD's and any other documents required to complete the Tenant Improvements, postage, computers, computer operation, faxing, telephones, hoisting equipment, fire protection, unloading equipment, first aid supplies and service, clean-up, temporary construction barriers, temporary heat, lighting and electricity, temporary/portable toilets, waste management and dumpsters, permit, testing and inspection fees and the cost of temporary utilities. Promptly following the selection of all subcontractors, Landlord shall deliver to Tenant a statement of the Total Cost (the "Cost Statement"). Notwithstanding the forgoing, the Cost Statement shall not include any fees for review of the Space Plan by the construction manager or general contractor. Tenant agrees to acknowledge the Cost Statement in writing within three (3) days following Landlord's written request therefor. Notwithstanding the foregoing, if all the bids received for any major trade cause Tenant's internal budget for the Tenant Improvements to be exceeded, Tenant may require revisions to the CD's, at Tenant's cost, and that the revised CD's be rebid by the same or different bidders. In such event, any delay to Substantial Completion that cannot be mitigated during construction shall constitute Tenant Delay (as hereinafter defined).

          (d) Tenant shall be responsible for the Total Cost to design, construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds Seven Hundred Thousand and No/100 Dollars ($700,000.00) (the "Allowance"). Following Substantial Completion of the Tenant Improvements, Tenant shall pay to Landlord the difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance within ten (10) days of Landlord's request therefor. Tenant's failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received, and any resulting delay shall constitute a Tenant Delay hereunder. In addition, all delinquent payments shall accrue interest at 10% per annum. If the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), such savings shall be paid by Landlord to Tenant as a credit against the Additional Rent first becoming due under the Lease.

                                                                INDUSTRIAL LEASE

          (e) Landlord shall apply for and obtain all permits, inspections and any certificate of occupancy required for the construction of the Tenant Improvements and the use and occupancy of the Leased Premises, except for any permits and inspections not included in the Tenant Improvements. Landlord hereby warrants to Tenant that construction of the Tenant Improvements shall be carried out in a workmanlike manner and compliance with all laws and that the Tenant Improvements shall be built in accordance with the CD's, as same may be amended by Change Order (as hereinafter defined). Landlord hereby further warrants to Tenant, which warranty shall survive for the one (1) year period following the Commencement Date, that (i) the materials and equipment furnished by Landlord's contractors in the completion of the Tenant Improvements will be of good quality and new, (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and (iii) the Tenant Improvements will be constructed in accordance with the CD's, as same may be amended by Change Order. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

     3. SCHEDULE AND EARLY OCCUPANCY. Within ten (10) days following Tenant's approval of the Cost Statement, Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. If, according to the proposed schedule, the date for Substantial Completion is later than the Target Commencement Date, Tenant's acceptance of such schedule shall not be deemed a waiver of any of Tenant's rights under Sections 5(b) or 5(c) of this EXHIBIT B. Landlord agrees to use commercially reasonable efforts, at no additional cost to Landlord, to mitigate any delay in the schedule. Tenant agrees to coordinate with Landlord and Landlord agrees to cooperate with Tenant and Tenant's contractor regarding the installation of Tenant's phone and data wiring, furniture installation and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises for thirty
(30) days prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install wiring and fixtures and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. Landlord shall coordinate entries by Tenant's contractors in order to permit cabling and wiring to be installed while walls and floors are open. During any entry prior to the Commencement Date
(a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord's completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord has heretofore furnished to Tenant), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that with respect to any finish work undertaken by Tenant's contractors, Tenant shall be responsible for obtaining all applicable permits and inspections.

     4. CHANGE ORDERS. Tenant shall have the right to request changes to the CD's at any time following the date Tenant approves or is deemed to have approved the CD's pursuant to paragraph 2(a) hereof by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Following a request from Tenant, and provided such Change Order is approved by Landlord (Landlord agreeing not to unreasonably withhold its approval of any Change Order), Landlord shall prepare and submit promptly to Tenant a memorandum setting

                                                                INDUSTRIAL LEASE

forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within three (3) days following Tenant's receipt of the Change Order Memorandum of Agreement, either
(a) execute and return the Change Order Memorandum of Agreement to Landlord, or
(b) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Tenant Improvements over the Allowance resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

     5.   TENANT DELAY.

          (a) Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date.

          (b) Provided this Lease is executed by Tenant on or before April 27, 2004, if Landlord fails to achieve Substantial Completion within thirty (30) days of the Target Commencement Date, as extended for Tenant Delay or Force Majeure, then Landlord shall provide Tenant one (1) day's Minimum Annual Rental and Additional Rent abatement for each day of delay after such thirty (30) day period until the Leased Premises are delivered to Tenant. Such abatement shall commence as of the first anniversary of the Commencement Date, shall be Tenant's sole remedy for Landlord's failure to deliver the Leased Premises as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. For example, assuming there is no Tenant Delay or Force Majeure, if Landlord achieves Substantial Completion on November 5, 2004, (a) the Commencement Date will be November 5, 2004, and (b) Tenant's obligation to pay Minimum Annual Rent and Additional Rent will abate during the five (5) day period commencing as of November 5, 2005 and continuing through and including November 9, 2005.

          (c) Notwithstanding the foregoing, for purposes of this SECTION 5 (i) in no event shall Force Majeure include any delay due to the default, negligence or willful misconduct of any contractors or subcontractors performing the Tenant Improvements, (ii) if the delay in Substantial Completion of the Tenant Improvements is due to Force Majeure and such delay is in excess of seventy-five
(75) days beyond the Target Commencement Date, Tenant, at Tenant's option, shall have the right to receive one (1) day's Minimum Annual Rent abatement for each two (2) days of Force Majeure delay after such seventy-five (75) day period until the Leased Premises are delivered to Tenant. Such abatement shall commence as of the first anniversary of the Commencement Date, shall be Tenant's sole remedy for Landlord's failure to deliver the Leased Premises as set forth above, and Tenant shall not be entitled to damages (consequential or

                                                                INDUSTRIAL LEASE

otherwise) as a result thereof. For example, if Substantial Completion is delayed, entirely due to Force Majeure, until December 31, 2004, (x) the Commencement Date will be December 31, 2004, (y) Tenant shall be entitled to 8 days of abatement (due to the Force Majeure delay exceeding the 75 day period by 16 days), making Tenant's obligation to pay Minimum Annual Rent and Additional Rent abate during the eight (8) day period commencing as of December 31, 2005 and continuing through and including January 7, 2005.

     6. LETTER OF UNDERSTANDING. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as EXHIBIT C and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises, subject to Landlord's representations and warranties set forth in the Lease, including without limitation, this EXHIBIT B. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items and subject to Landlord's representations and warranties set forth in the Lease, including without limitation, this EXHIBIT B.

     7. DEFINITIONS. For purposes of this Lease (a) "Substantial Completion" (or any grammatical variation thereof) shall mean completion of all approved exterior signage and completion of construction of the Tenant Improvements, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority permitting lawful use and occupancy of the Leased Premises, such that Tenant could occupy the Leased Premises on that date without material interruption from Landlord's contractor in completing any punchlist work, and subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy, and (b) "Tenant Delay" shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders requested by Tenant, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant who fail to cooperate with Landlord's contractor in creating a schedule that will not delay either party's work, or any failure to complete or delay in completion of such Tenant's work,
(iv) Landlord's inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.


                                END OF EXHIBIT B

                                  EXHIBIT "B-1"

                                     [Image]

FILTERED ESTIMATE                 EXHIBIT "B-1"               12:33 PM 4/23/2004

                             TENANT NAME:  Genaissance           PROJECT #:   _________________
                           BLD. LOCATION:  100 Perimeter Park    G/L ACCOUNT: _________________
                           PROPOSAL DATE:  3/15/2004             MOVE-IN
                        REVISED (#) DATE:  3/22/2004             DATE:        _________________
                          PROJECT MANGER:  Matt Baker
                           ARCH. DWG. BY:  IS Design
                            DRAWING DATE:  3/11/2004                   Total Cost:      $ 1,219,310.92
                           BUILDING DATE:  Office                             Fee:      $    85,351.76
                            OFFICE - RSF:  37,072                   Project Total:      $ 1,303,282.79 #########
                         WAREHOUSE - RSF:                                COST/RSF:      $        35.16
                             TOTAL - RSF:  37,072

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                         UNIT         GRAND                     COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY          UNIT       PRICE        TOTAL       DIV. TOTALS    RSF
---------------------------------------------------------------------------------------------------------------------------------
                             TIME PERIOD REQUIREMENTS

                             BID PROCESS                        2      WKS
                             ARCHITECTURAL/MECHANICAL/          4      WKS
                             ELECTRICAL/PLUMBING DESIGN
                             BUILDING PERMIT                    6      WKS
                             CONSTRUCTION                      14      WKS
                             PUNCH LIST COMPLETION              4      WKS

01    00     000             GENERAL CONDITIONS

01    05     000             PERMITS/FEES                                                                   $   9,268.00  $  0.25
01    05     002   O         BUILDING PERMIT - TOWN OF     37,072      SF       $       0.25  $   9,268.00
                             MORRISVILLE

01    10     000             INSURANCE                                                                      $  21,000.00  $  0.57
01    10     002   O         LIABILITY INSURANCE (1.5%          1      LS       $  21,000,00  $  21,000.00
                             OF VOLUME)

01    15     000             SUPERVISION                                                                    $  42,400.00  $  1.14
01    15     002   L         SUPERINTENDENT W/TRUCK            16      WKS      $   1,350.00  $  21,600.00
01    15     010   L         PROJECT MANAGER                   16      WKS      $     987.50  $  15,800.00
01    15     012   L         ADMINISTRATIVE ASSISTANT           1      LS       $   5,000.00  $   5,000.00

01    25     000             TEMPORARY UTILITIES                                                            $   5,307.20  $  0.14
01    25     004   O         TEMPORARY UTILITY USAGE       37,072      SF       $       0.10  $   3,707.20
01    25     012   O         JOB TOILETS                       16      WKS      $     100.00  $   1,600.00

01    35     000             EQUIPMENT & MISCELLANEOUS                                                      $   3,707.20  $  0.10
                             BUILDING COMPONENTS
01    35     014   O         MISCELLANEOUS MATERIALS       37,072      SF       $       0.10  $   3,707.20
                             AND PROTECTION

01    50     000             PROJECT CLEAN-UP                                                               $  18,250.40  $  0.49
01    50     002   O         DAILY CLEAN UP                37,072      SF       $       0.10  $   3,707.20
01    50     004   O         FINAL CLEAN UP                37,072      SF       $       0.10  $   3,707.20
01    50     010   O         DUMPSTER RENTAL                   14      WK       $     650.00  $   9,100.00
01    60     012   O         CARPET EXTRACTION TRUCK        6,200      SF       $       0.28  $   1,736.00
                             MOUNTED EQUIPMENT

01    60     000             DESIGN FEES                                                                    $  39,425.60  $  1.06
01    60     016   O         ARCHITECTURAL CD'S-OFFICE     37,072      SF       $       0.85  $  31,511.20
01    60     018   O         INTERIOR SPACE PLANNING       37,072      SF       $       0.20  $   7,414.40
01    60     032   O         BLUEPRINTS/PRINTING COSTS          1      LS       $     500.00  $     500.00
=================================================================================================================================
01    99     999                       TOTAL DIVISION 1                                       $ 139,358.40  $ 139,358.40  $  3.76

02    00     000             DEMOLITION/SITEWORK

02    05     000             DEMOLITION                                                                     $  25,015.70  $  0.67
02    05     000   S         DEMO DOOR UNITS                   10      EA       $      75.00  $     750.00
02    05     002   S         REMOVE AND REINSTALL          37,000      SF       $       0.07  $   2,590.00
                             ESCHUTON RINGS
02    05     002   S         REMOVE CEILING TILE & GRID    21,675      SF       $       0.30  $   6,502.50
02    05     002   S         REMOVE EXISTING 9'0" HIGH        309      LF       $      10.00  $   3,090.00
                             DRYWALL PARTITIONS.
02    05     002   S         REMOVE EXISTING 10'0" HIGH       144      LF       $      13.00  $   1,872.00
                             DRYWALL PARTITIONS.
02    05     002   S         REMOVE EXISTING VCT.           3,000      SF       $       0.65  $   1,950.00
02    05     002   S         REMOVE EXISTING CARPET AND    24,684      SF       $       0.30  $   7,405.20
                             BASE.
02    05     002   S         REMOVE RAISED FLOORING           535      SF       $       1.60  $     856.00
=================================================================================================================================
02    99     999                       TOTAL DIVISION 2                                       $  25,015.70  $  25,015.70  $  0.67

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                         UNIT         GRAND                     COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY          UNIT       PRICE        TOTAL       DIV. TOTALS    RSF
---------------------------------------------------------------------------------------------------------------------------------
03    00     000             CONCRETE

03    20     000             CONCRETE WORK                                                                  $   1,350.00  $  0.04
03    20     002   S         EXCAVATE AND INSTALL 4"          150      SF       $       9.00  $   1,350.00
                             THICK CONCRETE PAD
=================================================================================================================================
03    99     999                       TOTAL DIVISION 3                                       $   1,350.00  $   1,350.00  $  0.04

06    00     000             CARPENTRY

06    10     000             FINISH CARPENTRY/MILLWORK                                                      $ 168,886.00  $  4,56
06    10     002   S         MELAMINE SHELF & SUPPORT 2       512      LF       $      48.00  $  24,576.00
                             ROWS
06    10     002   S         EPOXY RESIN COUNTER TOPS         508      LF       $      90.00  $  45,720.00
                             36" WIDE (Budget Allowance)
06    10     002   S         EXPOXY RESIN COUNTER TOPS        290      LF       $     125.00  $  36,250.00
                             60" WIDE W/SUPPORTS
                             (Budget Allowance)
06    10     002   S         BASE CABINETS - METAL            470      LF       $     120.00  $  56,400.00
                             (Budget Allowance)
06    10     002   S         PLASTIC LAMINATE BASE/WALL        18      LF       $     330.00  $   5,940.00
                             CABINETS WITH COUNTER TOP
                             FOR BREAK/FILE
=================================================================================================================================
06    99     999                       TOTAL DIVISION 6                                       $ 168,886.00  $ 168,886.00  $  4.56

07    00     000             MOISTURE PROTECTION

07    40     000             CANOPIES                                                                       $   3,000.00  $  0.08
07    40     002   S         METAL CANOPY FOR COMPRESSOR        1      AL       $   3,000.00  $   3,000.00
=================================================================================================================================
07    99     999                       TOTAL DIVISION 7                                       $   3,000.00  $   3,000.00  $  0.08

08    00     000             DOORS/HARDWARE/WINDOWS

08    05     000             WOOD DOORS/FRAMES                                                              $  32,035.00  $  0.86
08    05     004   S         3' X 8' SOLID CORE FIELD          10      EA       $     380.00  $   3,800.00
                             FINISHED BRICH ENTRY DOOR
                             WITH STANDARD HINGES AND A
                             PRE-FINISHED METAL FRAME.
08    05     004   S         3' X 8' SOLID CORE FIELD           1      EA       $     680.00  $     680.00
                             FINISHED BIRCH ENTRY DOOR
                             WITH STANDARD HINGES AND A
                             HOLLOW METAL FRAME.45
                             MINUTE RATED
08    05     004   S         6' X 8' SOLID CORE FIELD           1      EA       $   1,410.00  $   1,410.00
                             FINISHED BIRCH ENTRY DOOR
                             WITH STANDARD HINGES AND A
                             HOLLOW METAL FRAME. 45
                             MINUTE RATED W/CLOSURE
08    05     004   S         3' X 8' HOLLOW METAL               1      EA       $     770.00  $     770.00
                             INTERIOR SINGLE DOOR UNIT
                             W/45 MIN RATING
08    05     004   S         5' X 8' HOLLOW METAL               1      EA       $   1,490.00  $   1,490.00
                             INTERIOR SINGLE DOOR UNIT.
                             W/45 MIN RATING
08    05     004   S         5' X 8" HOLLOW METAL              13      EA       $     950.00  $  12,350.00
                             INTERIOR SINGLE DOOR UNIT
08    05     004   S         3' X 8" HOLLOW METAL               6      EA       $     470.00  $   2,820.00
                             INTERIOR SINGLE DOOR
08    05     004   S         RELOCATE EXISTING                  3      EA       $     190.00  $     570.00
                             DOORS/FRAMES/
                             HARDWARE AND SIDELITES
08    05     004   S         RELOCATE EXISTING                  1      EA       $     510.00  $     510.00
                             DOORS/FRAMES/
                             HARDWARE AND SIDELITES FOR
                             CONF ROOM W. NEW R HAND
                             DOOR
08    05     004   S         SIDELITE AND ALUMINUM            160      SF       $      22.00  $   3,520.00
                             FRAME W/ 1/4" CLEAR
                             TEMPERED GLASS
08    05     004   S         24" X 36" GLASS KIT IN DOOR       14      EA       $     260.00  $   3,640.00
08    05     004   S         6" X 24" GLASS KIT IN DOOR         5      EA       $      95.00  $     475.00
08    05     000             HARDWARE (LOCK/KEYS)                                                           $  11,158.00  $  0.30
08    05     006   S         93K LEVER HANDLE LOCKSET           4      EA       $     169.00  $     676.00
                             (HEAVE DUTY)
08    05     006   S         73K LEVER HANDLE LOCKSET          32      EA       $     110.00  $   3,520.00
                             (MEDIUM DUTY)
08    05     006   S         73K LEVER HANDLE PASSAGE          20      EA       $      70.00  $   1,400.00
                             (MEDIUM DUTY)
08    05     006   S         ELECTRIC STRIKE                   15      EA       $     260.00  $   3,900.00
08    05     006   S         COMBINATED CORES WITH NO           1      EA       $      62.00  $      62.00
                             HARDWARE PURCHASED
08    05     006   S         COMBINATED CORES WITH             32      EA       $      50.00  $   1,600.00
                             (6)EA TENANT KEYS
08    10     000             OVERHEAD DOORS                                                                 $     300.00  $  0.01

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                         UNIT         GRAND                     COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY          UNIT       PRICE        TOTAL       DIV. TOTALS    RSF
---------------------------------------------------------------------------------------------------------------------------------
08    10     002   S         REFURBIS OVERHEAD DOOR             1      EA       $     300.00  $     300.00

08    20     000             GLASS & GLAZING                                                                $   1,368.00  $  0.04
08    20     002   S         EXTERIOR STOREFRONT               36      SF       $      38.00  $   1,368.20
                             FRAMING TO CONSISTS OF 1
                             3/4" X 4 1/2" CLEAR OR
=================================================================================================================================
08    99     999                       TOTAL DIVISION 8                                       $  44,861.00  $  44,861.00  $  1.21

09    00     000             FINISHES

09    10     000   S         GENERAL CONSTRUCTION                                                           $ 146,858.00  $  3.96
09    10     006   S         EXTEND EXISTING WALL TO          100      LF       $      50.00  $   5,000.00
                             DECK
09    10     006   S         DRYWALL PARTITIONS 10' 0"        218      LF       $      30.00  $   6,540.00
                             HGHT/25 GA. 3 5/8"
                             STN-MS/24" OC/5/8" DRYW.
09    10     006   S         DRYWALL PARTITIONS 14' 0"      1,098      LF       $      70.00  $  76,860.00
                             HGHT/20 GA. 3 5/8"
                             STE-MS/24 "OC/5/8" DRYW.
09    10     006   S         RAISE WALL IN RECEPTION           58      LF       $       9.00  $     522.00
                             FOR NEW CEILING
09    10     006   S         ALUMINUM CAPS AT WINDOW            6      EA       $      50.00  $     300.00
                             MULLION
09    10     006   S         FIRE SPRAY AT RATED WALL         326      LF       $       7.00  $   2,282.00
09    10     006   S         PATCH AND POINT UP                 1      AL       $   3,000.00  $   3,000.00
09    10     006   S         STANDARD 2' X 4' ACOUSTIC     20,400      SF       $       1.25  $  25,500.00
                             CEILING TILE W/GRID @ 10'
09    10     006   S         UPGRADE TO 2 X 4 VINYL        20,400      SF       $       0.32  $   6,528.00
                             WRAPPED
09    10     006   S         REPLACE TILE IN OFFICE        10,040      SF       $       0.85  $   8,534.00
                             AREA W/ 2X4 CORTEGA
09    10     006   S         ADD FOR 2X4 TEGULAR IN             1      ADD      $   6,980.00  $   6,980.00
                             OFFICE AREA
09    10     006   S         REMOVE AND REINSTALL           7,560      SF       $       0.50  $   3,780.00
                             EXISTING CEILING PADS
09    10     006             RAISE CEILING W/2X2              480      SF       $       2.15  $   1,032.00
                             TEGULAR TILE IN RECEPTION

09    15     000   S         INTERIOR WALL FINISHES                                                         $  24,094.65  $  0.65
09    15     002   S         PAINT DOORS AND FRAMES             4      EA       $      85.00  $     340.00
                             WITH TWO COATS OF ENAMEL
                             FINISH
09    15     002   S         PAINT DOOR LEAFS ONLY WITH        42      EA       $      50.00  $   2,100.00
                             TWO COATS OF ENAMEL FINISH
09    15     002   S         PAINT DOOR FRAMES ONLY             2      EA       $      50.00  $     100.00
                             WITH TWO COATS OF ENAMEL
                             FINISH
09    15     002   S         PAINT DRYWALL WITH TWO        43,770      SF       $       0.25  $  10,723.65
                             COATS OF LATEX PAINT
09    15     002   S         PAINT DRYWALL WITH TWO        14,950      SF       $       0.38  $   5,681.00
                             COATS OF EGGSHELL
09    15     002   S         ADD TO PAINT LAB WALLS             1      ADD      $   5,150.00  $   5,150.00
                             WITH EPXY INSTEAD OF
                             EGGSHELL

09    25     000             FLOOR FINISHES                                                                 $ 103,048.70  $  2.78
09    25     002   S         STANDARD CARPET TO BE          7,456      SF       $       1.75  $  13,048.00
                             DIRECT GLUE DOWN LEVEL
                             LOOP (PATCRAFT DEADLINE)
                             OR LEVEL LOOP (DESIGN
                             WEAVE CARAVAN) THROUGHOUT
                             OFFICE AREA

09    25     002   S         UPGRADED CARPET TO BE             53      SY       $      30.00  $   1,590.00
                             DIRECT GLUE DOWN 36 OZ.
                             NYLON CUT PILE THROUGHOUT
                             OFFICE AREA (ALLOWANCE
                             $18.00/SQ. YD. INSTALLED)

09    25     002   S         4" VINYL COVE BASE             4,382      LF       $       1.00  $   4,382.00
09    25     002   S         STANDARD 1/8" COMMERCIAL       1,684      SF       $       1.50  $   2,526.00
                             VINYL COMPOSITION TILE
09    25     002   S         JOHNSITE ANTHEM SHEET         17,341      SF       $       4.70  $  81,502.70
                             FLOORING CHEMICALLY WELDED

09    30     000             RESTROOM FINISH ALLOWANCE                                                      $   3,000.00  $  0.08
09    30     002   S         REFURBISH RESTROOM (PAINT,         2      AL       $   1,500.00  $   3,000.00
                             FIX HARDWARE, CAULK,
                             CEILING TILE, ETC.)
=================================================================================================================================
09    99     999                       TOTAL DIVISION 9                                       $ 277,001.35  $ 277,001.35  $  7.47

10    00     000             SPECIALTIES

10    05     000             TOILET PARTITIONS &                                                            $     150.00  $  0.00
                             ACCESSORIES
10    05     002   S         GRAB BAR                           4      EA       $      37.50  $     150.00

10    20     000   s         SIGNAGE AND GRAPHICS                                                           $   1,795.00  $  0.05
10    20     002   S         BUILDING DIRECTORY                 5      EA       $     125.00  $     625.00
10    20     002   S         INTERIOR SIGNAGE                  18      EA       $      65.00  $   1,170.00

10    30     000             FIRE EXTINGUISHERS/CABINETS                                                    $   2,070.00  $  0.06

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                         UNIT         GRAND                     COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY          UNIT       PRICE        TOTAL       DIV. TOTALS    RSF
---------------------------------------------------------------------------------------------------------------------------------
10    30     002   S         WALL MOUNT FIRE                   18      EA       $     115.00  $   2,070.00
                             EXTINGUISHERS WITH NO
                             CABINET
=================================================================================================================================
10    99     999                      TOTAL DIVISION 10                                       $   4,015.00  $   4,015.00  $  0.11

12    00     000             FURNISHINGS

12    05     000             WINDOW TREATMENTS                                                              $     800.00  $  0.02
12    05     002   S         HORIZONTAL MINI BLINDS             1      AL       $     800.00  $     800.00
=================================================================================================================================
12    99     999                      TOTAL DIVISION 12                                       $     800.00  $     800.00  $  0.02

15    00     000             MECHANICAL

15    05     000             SPRINKLERS                                                                     $  56,876.00  $  1.53
15    05     008   S         ADD AND RELOCATE SPRINKLER         1      LS       $  55,976.00  $  55,976.00
                             HEADS TO MEET CODE FOR
                             ORDINARY HAZARD
                             OCCUPANCY.  INSTALL FM200
                             SYSTEM IN DATA AND
                             ARCHIVAL ROOM. ENGINEERED
                             DRAWINGS

15    05     008   S         RAISE SPRINKLERS RECEPTION         1      LS       $     900.00  $     900.00

15    10     000             PLUMBING                                                                       $ 182,532.47  $  4.92
                             THE FOLLOWING PLUMBING
                             FIXTURES INCLUDE ALL
                             NECESSARY CONCRETE SAWCUT
                             AND REMOVAL/WASTE/WATER
                             AND VENTS

15    10     004   S         MISC. PLUMBING REPAIR AND          1      AL       $   2,100.00  $   2,100.00
                             REFURBISH AND EXISTING
                             BATHROOMS
15    10     004   S         SINGLE BOWL, STAINLESS             1      EA       $       0.01  $       0.01
                             STEEL SINK AND FAUCET
15    10     004   S         DISHWASHER HOOK-UP                 1      EA       $       0.01  $       0.01
15    10     004   S         COFFEE MAKER AND ICE MAKER         1      EA       $       0.01  $       0.01
                             HOOK-UP
15    10     004   S         100 GALLON ELECTRIC WATER          1      EA       $       0.01  $       0.01
                             HEATER
15    10     004   S         HOT WATER CIRCULATING PUMP         1      EA       $       0.01  $       0.01
15    10     004   S         TEMPERING VALVE FOR                1      EA       $       0.01  $       0.01
                             EMERGENCY SHOWERS
15    10     004   S         TEMPERED WATER CIRCULATING         1      EA       $       0.01  $       0.01
                             PUMP
15    10     004   S         1.5" BACKFLOW PREVENTER            1      EA       $       0.01  $       0.01
                             FOR LAB WATER
15    10     004   S         SINGLE BOWL, STAINLESS             9      EA       $       0.01  $       0.09
                             STEEL LAB SINK AND FAUCET
15    10     004   S         EMERGENCY EYEWASH/SHOWER           8      EA       $       0.01  $       0.08
                             UNIT
15    10     004   S         FLOOR DRAIN                        8      EA       $       0.01  $       0.08
15    10     004   S         1/2" DUAL AIR, VACUM AND          14      EA       $       0.01  $       0.14
                             NITROGEN UNITS
15    10     004   S         DUPLEX AIR COMPRESSOR              1      AL       $  20,000.00  $  20,000.00
                             22CFM@100 PSIG W/120 GAL
                             TANK
15    10     004   S         DUPLEX VACUM PUMP                  1      AL       $  11,700.00  $  11,700.00
                             45CFM@.5torr W/80 Gal TANK
15    10     004   S         ALLOWANCE FOR NITROGEN             1      AL       $   5,800.00  $   5,800.00
                             EQUIPMENT ($5800)
15    10     004   S         PRICE FOR ABOVE INCLUDING          1      LS       $ 142,932.00  $ 142,932.00
                             FLOOR CUTTING AND PATCHING

15    15     000             HVAC                                                                           $ 118,400.00  $  3.19

15    15     002   S         REWORK AND INSTALL NEW             1      LS       $ 103,400.00  $ 103,400.00
                             DUCTWORK AS NECESSARY TO
                             CONFORM TO NEW FLOOR PLAN,
                             FURNISH AND INSTALL NEW
                             CEILING DIFFUSERS AND RETURN
                             AIR GRILLES TO CONFORM TO NEW
                             FLOOR PLAN, FURNISH AND
                             INSTALL WALL MOUNTED
                             THERMOSTATS FOR EACH SYSTEM AS
                             REQUIRED, STARTUP AND LABEL
                             UNITS, PERFORM A CERTIFIED AIR
                             TEST AND BALANCE, PROVIDE A
                             CERTIFIED AIR TEST AND BALANCE
15    15     010   S         5 TON AUXILIARY LIEBERT            1      EA       $  15,000.00  $  15,000.00
                             COOLING FOR SERVER ROOM

=================================================================================================================================
15    99     999                      TOTAL DIVISION 15                                       $ 357,808.47  $ 357,808.47  $  9.65

16    00     000             ELECTRICAL

16    05     000             LIGHTING-OFFICE                                                                $  29,715.00  $  0.80

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                         UNIT         GRAND                     COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY          UNIT       PRICE        TOTAL       DIV. TOTALS    RSF
---------------------------------------------------------------------------------------------------------------------------------
16    05     012   S         2' X 4' LAY-IN (4)-LAMP           40      EA       $     140.00  $   5,600.00
                             LIGHT FIXTURE W/ACRYLIC
                             LENS

16    05     012   S         RELOCATE EXISTING 2' X 4'        150      EA       $      70.00  $  10,500.00
                             LAY-IN LIGHT FIXTURE
16    05     012   S         RELAMP EXISTING FIXTURE TO        80      EA       $      20.00  $   1,600.00
                             REMAIN
16    05     012   S         REWORK EXISTING LIGHT             20      EA       $      60.00  $   1,200.00
                             CIRCUIT
16    05     012   S         8' LOW VOLTAGE TRAK LIGHT          1      EA       $     825.00  $     825.00
                             WITH 6 STANDARD FIXTURES
16    05     012   S         STANDARD RECESSED 150 WATT        10      EA       $     200.00  $   2,000.00
                             DOWN LIGHT
16    05     012   S         STANDARD RECESSED 150 WATT         2      EA       $     265.00  $     530.00
                             DIRECTIONAL WALL WASHER
16    05     012   S         STANDARD RECESSED                 16      EA       $     250.00  $   4,000.00
                             FLUORESCENT DOWN LIGHT
16    05     012   S         DOUBLE SINGLE POLE LIGHT          30      EA       $      80.00  $   2,400.00
                             SWITCH
16    05     012   S         DOUBLE THREE WAY LIGHT             6      EA       $      90.00  $     540.00
                             SWITCH
16    05     012   S         DOUBLE FOUR WAY LIGHT              2      EA       $     110.00  $     220.00
                             SWITCH
16    05     012   S         SINGLE POLE 1500 WATT              2      EA       $     150.00  $     300.00
                             DIMMER SWITCH (UP TO 10
                             LIGHTS/SWITCH)

16    05     000             POWER-OFFICE                                                                   $  88,172.00  $  2.38
16    05     016   S         DISCONNECTION FOR                  1      LS       $   7,000.00  $   7,000.00
                             DEMOLITION
16    05     016   S         STANDARD 15 AMP/120 VOLT          40      EA       $      80.00  $   3,200.00
                             DUPLEX RECEPTACLE
16    05     016   S         STANDARD 15 AMP/120 VOLT           1      EA       $      80.00  $      80.00
                             DUPLEX RECEPTACLE
16    05     016   S         DOUBLE DUPLEX 20 AMP/120           6      EA       $      90.00  $     540.00
                             VOLT RECEPTACLE
16    05     016   S         DEDICATED 20 AMP/120 VOLT         28      EA       $     220.00  $   6,160.00
                             DUPLEX RECEPTACLE
16    05     016   S         DISHWASHER CIRCUIT/SWITCH          1      EA       $     220.00  $     220.00
                             AND CONNECTION
16    05     016   S         DEDICATED DOUBLE DUPLEX 20        80      EA       $     220.00  $  17,600.00
                             AMP/120 VOLT RECEPTACLE
16    05     016   S         220 V ON GEN OR UPS               16      EA       $     300.00  $   4,800.00
16    05     016   S         220 V ON GEN                       6      EA       $     300.00  $   1,800.00
16    05     016   S         SO CORD DROP W/SR                 36      EA       $     110.00  $   3,960.00
                             RECEPTACLE

16    05     016   S         FURNISH AND INSTALL                1      LS       $  38,252.00  $  38.252.00
                             WIREMOLD 5500 WITH THE
                             FOLLOWING ITEMS: 140
                             Dedicated duplex outlets
                             wired to either gen or ups
                             and rough in and stub up
                             70 spots for data
16    05     016   S         FURNITURE POWER JUNCTION           4      EA       $     350.00  $   1,400.00
                             BOX WITH (3) CIRCUIT/ (1)
                             SHARED NEUTRAL/ (1)
                             GROUND/PARTITION
                             CONNECTION/ AND (1)
                             PHONE/DATA OPENING.
                             TENANTS FURNITURE TO BE A
                             MINIMUM (5) WIRE SYSTEM.
                             POWER TO ENERGIZE UP TO
                             (6) FURNITURE STATIONS
16    05     016   S         WALL PARTITION PHONE/DATA         30      EA       $      35.00  $   1,050.00
16    05     016   S         RESTROOM EXHAUST FAN               1      EA       $     260.00  $     260.00
16    05     016   S         HOT WATER HEATER HOOK-UP           1      EA       $     725.00  $     725.00
                             WITH A 480 VOLT CIRCUIT
16    05     016   S         HOOKUP AIR COMPRESSOR WITH         1      EA       $   1,125.00  $   1,125.00
                             NEMA DISCONNECT

16    05     000             FIRE SAFETY DEVICES-OFFICE                                                     $  34,840.00  $  0.94
16    05     020   S         EXIT AND EMERGENCY LIGHT          10      EA       $     200.00  $   2,000.00
                             COMBO W/1 1/2 HR. BATTERY
                             BACK-UP
16    05     020   S         EXIT LIGHT FIXTURE W/1 1/2        10      EA       $     150.00  $   1,500.00
                             HR. BATTERY BACK-UP
16    05     020   S         EMERGENCY LIGHT FIXTURE           40      EA       $     150.00  $   6,000.00
                             W/1 1/2 HR. BATTERY BACK-UP
16    05     020   S         HORN/STROBE FIRE ALARM UNIT       28      EA       $     290.00  $   8,120.00
16    05     020   S         STROBE FIRE ALARM UNIT             2      EA       $     285.00  $     570.00
16    05     020   S         FIRE ALARM PULL STATION            5      EA       $     250.00  $   1,250.00
16    05     020   S         SMOKE DETECTOR FOR ROOM            2      EA       $     300.00  $     600.00
16    05     020   S         RELAY CONTROL MODULES             20      EA       $     200.00  $   4,000.00
16    05     020   S         SMOKE DETECTOR FOR NEW            12      EA       $     500.00  $   6,000.00
                             HEAT PUMP UNIT
16    05     020   S         BATTERY POWER SUPPLY               1      EA       $   1,000.00  $   1,000.00
16    05     020   S         FACP PANEL                         1      EA       $   3,000.00  $   3,000.00
16    05     020   S         TESTING AND CHECKOUT               1      EA       $     800.00  $     800.00

16    05     000             SERVICE AND DISTRIBUTION                                                       $  44,488.00  $  1.20
16    05     024   S         ADD ADDITIONAL PANELS TO           1      LS       $  26,338.00  $  26,338.00
                             EXISTING GEAR FOR UPS AND
                             GENERATOR CIRCUITS

                    Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work"

    COST CODE      JOB COST                                                    UNIT            GRAND                       COST/
CSI   TASK   ITEM  CATEGORY          DESCRIPTION            QTY   UNIT         PRICE           TOTAL      DIV. TOTALS      RSF
---------------------------------------------------------------------------------------------------------------------------------
16    05     024   S         ELEC. DRAWING FEES/PERMITS       1   LS        $  18,150.00  $    18,150.00
                             AND INSPECTIONS.
                             (INDUSTRIAL
                             OFFICE/WAREHOUSE PROJECTS)
=================================================================================================================================
16    99     999                      TOTAL DIVISION 16                                   $   197,215.00 $   197,215.00  $   5.32

                                             TOTAL COST:                                  $ 1,219,310.92 $ 1,219,310.92  $  32.89
18    00     000             OVERHEAD & FEE
18    05     002   O         PROJECT OVERHEAD & FEE                                 7.00% $    83,971.87 $    83,971.87  $   2.27

=================================================================================================================================
18    99     999                      TOTAL DIVISION 18                                   $    83,971.87 $    83,971.87  $   2.27
=================================================================================================================================
                                        PROJECT TOTALS:                                   $ 1,303,282.79 $ 1,303,282.79
=================================================================================================================================
                                         TOTAL COST/RSF                                   $        35.16 $        35.16  $  35.16

                             EXCLUSIONS/QUALIFICATIONS/
                             ALTERNATIVES

                             PRICING IS BUDGETARY
                             WAITING FINAL SCOPE BASED
                             ON USING NEW RTUs

                             ONLY 3.5% FEE ON DESIGN
                             COSTS
=================================================================================================================================

                                                                                                                  *Budgetary only,
                                                                                                                 subject to change
                                                                                                                     in accordance
                                          CUSTOMER TO PAY:                                  $  603,282.79           with the lease
                  IF APPLICABLE, LANDLORD TO PAY:                                           $  700,000.00

Customer will pay to Duke the "Lump sum as stipulated above" (the "Contract
Sum").

                                                                INDUSTRIAL LEASE

                                    EXHIBIT C

                              RULES AND REGULATIONS

     1. The sidewalks, common areas, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

     2. Except for any approved signage, no awnings or other projections shall be attached to the outside walls of the Building.

     3. Except as provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord. Signs on entrance doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefor, and may charge the expense incurred by such removal to Tenant.

     4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

     6. The bathrooms and plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures shall be the responsibility of Tenant.

     7. Tenant shall not in any way deface any part of the Premises or the Building.

     8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, or in the Building but Tenant may keep vehicles in the parking lot adjacent to the Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity with all applicable laws, statutes, regulations and ordinances and then only in the area designated as a kitchen, if any, on the Premises of Tenant, which is to be primarily used by Tenant's employees for heating beverages, warming food in a microwave and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     9. All desks shall be serviced by chairs with rollers that are equipped with floor mats underneath each chair.

                                                                INDUSTRIAL LEASE

     10. No space in the Building shall be used for the sale of merchandise, goods, or property of any kind at auction.

     11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

     12. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices, and except as expressly allowed in this Lease.

     13. No additional locks or bolts of any kind shall be placed upon any of the doors, walls, accessways, or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord, which approval shall not be unreasonably withheld and unless and until a duplicate key or access card, as applicable, is delivered to Landlord. Tenant shall, upon the termination of its tenancy (i) return to Landlord all keys for the Premises and for any area of the Building, or common areas, either furnished to, or otherwise procured by Tenant, (ii) restore the locks, walls, accessways, windows, and doors to their original condition on the date of this Lease by removing any security measures installed by Tenant, repairing any damage to the Premises or to the Building as a result of the removal, and (iii) in the event of the loss of any keys furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost thereof.

     14.  Tenant shall not overload any floor.

     15. Tenant shall not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, illegal narcotics, or tobacco in any form.

     16.  INTENTIONALLY OMITTED.

     17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     18.  INTENTIONALLY OMITTED.

     19. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     20. All paneling, and other wood products not considered furniture shall be of fire retardant materials.

     21. No smoking is permitted in the Premises, or in the Building. Smoking is permitted outside the Building in designated smoking areas. All cigarette butts and other refuse should be placed in designated containers.

                                                                INDUSTRIAL LEASE

     22. No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land.

     23. Any outdoor patio, exterior generator area if Tenant itself installs a generator (other than the existing generator located at the Building as of the date of this Lease), or other open area used exclusively by Tenant must be screened on all sides using materials in form, substance, coloring, design, and quality are subject to the prior approval of Landlord, and must be designed and constructed in accordance with plans and specifications that are subject to the prior approval of Landlord.

     Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern. Landlord shall not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant, provided however Landlord hereby agrees to uniformly enforce the Rules and Regulations against all tenants in the Building.

                                                                INDUSTRIAL LEASE

                                    EXHIBIT D

                             LETTER OF UNDERSTANDING

Duke Realty Limited Partnership, an Indiana limited partnership
Attention:_________________________________
1800 Perimeter Park Drive, Suite 200
Morrisville, NC 27560
     RE: Lease Agreement between Duke Realty Limited Partnership, an Indiana limited partnership ("Landlord") and________________("Tenant") for the Leased Premises located at ____________________ (the "Leased Premises"), dated, _________ (the "Lease"). Lease ID No.____________

Dear Sir or Madame:

     The undersigned on behalf of Tenant hereby certifies to Landlord as follows:

     1.   The Commencement Date under the Lease is ____________________.

     2.   The rent commencement date is ______________________.

     3.   The expiration date of the Lease is ____________________.

     4. The Lease (including amendments if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

     5. The Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punch-list items as agreed upon by the Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date, subject to the terms of the Lease.

     6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

     IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this _____ day of ___________, 200__.

                                     GENAISSANCE PHARMACEUTICALS, INC.

                                     By:
                                        --------------------------------------

                                     Printed Name:
                                                  ----------------------------

                                     Title:
                                           -----------------------------------

                                                                INDUSTRIAL LEASE

Accepted and acknowledged
this _____ day of ________, 2004 by

DUKE REALTY LIMITED PARTNERSHIP

By:  Duke Realty Corporation

     By:
        -----------------------------

     Name:
          ---------------------------

     Title:
           --------------------------

                                                                INDUSTRIAL LEASE

                                    EXHIBIT E

                         TENANT'S SIGNAGE SPECIFICATIONS

                                     [Image]

                                                                INDUSTRIAL LEASE

                                    EXHIBIT F

                          IRREVOCABLE LETTER OF CREDIT


SPECIMEN

COMERICA BANK HAS PREPARED THIS DRAFT UPON THE REQUEST AND BASED
                              ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.

******************************************************************************


                                      BLTC

TELEX NO:  3772134 MNB INTL DET                COMERICA BANK
FAX NO:  310-297-2886                   INTERNATIONAL TRADE SERVICES
SWIFT:  MNBDUS6S LAX                    2321 ROSECRANS AVE., 5TH FLOOR
                                             EL SEGUNDO, CA 90245


                                             DATE OF ISSUE:  APRIL     , 2004


BENEFICIARY:
DUKE REALTY LIMITED PARTNERSHIP
3950 SHACKLEFORD ROAD, STE. 300
DULUTH, GA 30096

GENTLEMEN:

AT THE REQUEST AND ON THE INSTRUCTIONS OF OUR CUSTOMER, GENAISSANCE PHARMACEUTICALS, INC., 5 SCIENCE PARK, NEW HAVEN, CT. 06511 (THE "APPLICANT"), WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT NO. XXXXX-XX ("THE LETTER OF CREDIT") IN THE AMOUNT OF $213,534.72 (TWO HUNDRED THIRTEEN THOUSAND FIVE HUNDRED THIRTY FOUR AND 72/100 U.S. DOLLARS) IN YOUR FAVOR. THIS LETTER OF CREDIT IS

                                                                INDUSTRIAL LEASE

EFFECTIVE IMMEDIATELY AND EXPIRES ON FEBRUARY 28, 2005. THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL ONE (1) YEAR PERIODS UNLESS WE PROVIDE AT LEAST THIRTY (30) DAYS NOTICE TO YOU AT BOTH OF THE FOLLOWING ADDRESSES: DUKE REALTY LIMITED PARTNERSHIP, 3950 SHACKLEFORD ROAD, SUITE 300, DULUTH, GEORGIA 30096, ATTENTION GENERAL COUNSEL AND DUKE REALTY LIMITED PARTNERSHIP, 600 EAST 96TH STREET, SUITE 100, INDIANAPOLIS, INDIANA 46240, ATTENTION CHIEF FINANCIAL OFFICER BY CERTIFIED MAIL OR NATIONAL COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. NO EXTENSION WILL BE GRANTED, HOWEVER, WHICH EXTENDS THE MATURITY DATE OF THIS LETTER OF CREDIT BEYOND FEBRUARY 28, 2015.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE MADE AVAILABLE TO YOU AGAINST RECEIPT BY US OF THE FOLLOWING DOCUMENTS, APPROPRIATELY COMPLETED AND SIGNED BY ONE OF YOUR AUTHORIZED OFFICERS, INDICATING THE NAME AND TITLE OF THE SIGNER:

1.   A SIGHT DRAFT IN THE FORM OF ANNEX A ATTACHED HERETO

2.   YOUR DRAWING CERTIFICATE IN THE FORM OF ANNEX B ATTACHED HERETO

PRESENTATION OF SUCH SIGHT DRAFT AND DRAWING CERTIFICATE SHALL BE MADE AT OUR OFFICE LOCATED AT COMERICA BANK, ONE DETROIT CENTER, 24TH FLOOR, MC 3341, 500 WOODWARD AVENUE, DETROIT, MICHIGAN 48226, ATTENTION INTERNATIONAL TRADE SERVICES.

PARTIAL DRAWINGS ARE ALLOWED.

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAWS AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT "C" ATTACHED HERETO).

UNLESS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS"), WHICH IS INCORPORATED INTO THE TEXT OF THIS LETTER OF CREDIT BY REFERENCE.

                                                                INDUSTRIAL LEASE

THIS LETTER OF CREDIT SHALL BE DEEMED TO BE ISSUED UNDER THE LAWS OF THE STATE OF GEORGIA, SPECIFICALLY THE UNIFORM COMMERCIAL CODES, ARTICLE V AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA SPECIFICALLY THE UNIFORM COMMERCIAL CODES ARTICLE V, WITH RESPECTS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS AND MATTERS ON WHICH THE UNIFORM CUSTOMS AND THE LAWS OF THE STATE OF GEORGIA, UCC ARTICLE V, ARE INCONSISTENT.

WE HEREBY ENGAGE WITH YOU OR YOUR TRANSFEREE THAT ALL DRAFT(S) DRAWN AND DOCUMENTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED WITHIN THREE (3) BUSINESS DAYS OF OUR RECEIPT OF DOCUMENTS AT COMERICA BANK, INTERNATIONAL DEPT., 500 WOODWARD AVE., 24TH FLOOR, ONE DETROIT CENTER, DETROIT, MI 48226 ON OR BEFORE FEBRUARY 28, 2005 OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE.

          VERY TRULY YOURS
          COMERICA BANK

          BY:
             ------------------
          ---------------------
          AUTHORIZED SIGNATURE
          (NAME AND TITLE)

                                                                INDUSTRIAL LEASE

                                     ANNEX A

                                   SIGHT DRAFT

                                     [DATE]


AT SIGHT

PAY TO THE ORDER OF DUKE REALTY LIMITED PARTNERSHIP THE SUM OF
______________________ AND __________/100 U.S. DOLLARS ($__________) DRAWN ON
COMERICA BANK, AS ISSUER OF IRREVOCABLE LETTER OF CREDIT NO. __________ DATED ____________, 20__.

DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED PARTNERSHIP

BY: DUKE REALTY CORPORATION, ITS GENERAL PARTNER


BY:
   ----------------------------------
NAME:
     --------------------------------
TITLE:
      -------------------------------

                                                                INDUSTRIAL LEASE

                                     ANNEX B

                      [MUST BE ON BENEFICIARY=S LETTERHEAD]

                               DRAWING CERTIFICATE

                                     [DATE]


COMERICA BANK
ONE DETROIT CENTER
24TH FLOOR, MC 3341
500 WOODWARD AVENUE
DETROIT, MICHIGAN 48226
ATTN:  INTERNATIONAL TRADE SERVICES


RE: IRREVOCABLE LETTER OF CREDIT NO. (THE "LETTER OF CREDIT") FOR THE ACCOUNT OF _________________ (THE "APPLICANT")

LADIES AND GENTLEMEN:

THE UNDERSIGNED, DUKE REALTY LIMITED PARTNERSHIP (THE "BENEFICIARY") HEREBY CERTIFIES THAT:

1) THE BENEFICIARY IS THE LESSOR UNDER THAT CERTAIN ______ LEASE DATED _________,20 __, AS AMENDED, BETWEEN THE BENEFICIARY, AS LESSOR, AND THE APPLICANT, AS LESSEE (THE "LEASE").

2) THE BENEFICIARY IS ENTITLED TO PAYMENT UNDER THE LETTER OF CREDIT IN THE AMOUNT OF $____________ BY REASON OF THE FOLLOWING CONDITION (MARK ONLY ONE)

_______   THE APPLICANT HAS DEFAULTED UNDER THE LEASE

_______   THE EXPIRATION DATE OF THE LETTER OF CREDIT IS LESS THAN 45 DAYS FROM
THE DATE OF THIS CERTIFICATE.

3)   PLEASE DIRECT PAYMENT UNDER THE LETTER OF CREDIT BY WIRE TRANSFER TO:

[DEPOSITORY BANK]
[DEPOSITORY BANK ADDRESS]
ABA NO.___________________________
ACT NO.___________________________

                                                                INDUSTRIAL LEASE

IN WITNESS WHEREOF, THE UNDERSIGNED HAS DULY EXECUTED AND DELIVERED THIS CERTIFICATE.

DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED PARTNERSHIP

BY:  DUKE REALTY CORPORATION, ITS GENERAL PARTNER


BY:
   ----------------------------------
NAME:
     --------------------------------
TITLE:
      --------------------------------

                                                                INDUSTRIAL LEASE

                                     ANNEX C

IRREVOCABLE LETTER OF CREDIT NO. _________-_


TRANSFER FORM


THIS FORM IS TO BE USED IN THOSE CASES WHERE A LETTER OF CREDIT IS TRANSFERRED IN ITS ENTIRETY AND NO SUBSTITUTION OF INVOICE IS REUESTED


INTERNATIONAL TRADE SERVICES DEPARTMENT                              DATE

_________________________
COMERICA BANK
ONE DETROIT CENTER
24TH FLOOR, MC 3341
DETROIT, MICHIGAN 48226
RE:  LETTER OF CREDIT ISSUED BY

YOUR ADVICE NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

________________________________________________________________________________

                              (NAME OF TRANSFEREE)

________________________________________________________________________________

                                    (ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASE OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

                                                                INDUSTRIAL LEASE

THE ADVICE OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO ENTER THE TRANSFER ON THE REVERSE OF THE ADVICE, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.


      SIGNATURE AND LEGAL CAPACITY                    VERY TRULY YOURS,
               GUARANTEE

    -----------------------------------      -----------------------------------
          (BANK)(BENEFICIARY)

    -----------------------------------      -----------------------------------
         (AUTHORIZED SIGNATURE)                  (SIGNATURE OF BENEFICIARY)

                                                                INDUSTRIAL LEASE

                                    EXHIBIT G

                           FORM OF MEMORANDUM OF LEASE


PREPARED BY AND MAIL TO:   ELIZABETH L. BRENNAN
                           ROBINSON & COLE LLP
                           695 EAST MAIN STREET
                           STAMFORD, CT 06904


                               MEMORANDUM OF LEASE

     DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as DUKE REALTY OF INDIANA LIMITED PARTNERSHIP, having an address of c/o Duke Realty Corporation, Attn: Raleigh Market-Senior Property Manager, 1800 Perimeter Park Drive, Suite 200, Morrisville, North Carolina 27560 (hereinafter called "LANDLORD"), has leased to GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having an address at 5 Science Park, New Haven, Connecticut 06511-1966 (hereinafter called "TENANT"), for a term beginning the _____ day of ____________, 2004, and continuing for a maximum period until
__________ __, 2020, including extensions and renewals, if any, the following property:

          approximately 37,072 square feet of office and laboratory space, comprising a portion of the Building located at 100 Perimeter Park Drive, Morrisville, North Carolina 27560, as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference.

     The provisions set forth in a written Lease Agreement (the "LEASE") between the parties, dated as of the ______ day of April, 2004, are hereby incorporated in this Memorandum of Lease.

     The parties have agreed to remove this Memorandum of Lease of record upon the expiration or earlier termination of the Lease; provided, however, that in the event of an early termination as a result of Tenant's default and vacation of the leased premises, Tenant agrees that Landlord can unilaterally remove this Memorandum of Lease of record.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum of Lease and have hereunto set their seals as of the ____ day of _________________, 2004.

                            [SIGNATURE PAGES FOLLOW]

                                                                INDUSTRIAL LEASE

                                   LANDLORD:

                                   DUKE REALTY LIMITED PARTNERSHIP,
                                   an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

                                   By:  Duke Realty Corporation,
                                   an Indiana corporation, its General Partner

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: Senior Vice President


STATE OF______________
COUNTY OF______________


     I, ____________________________, a Notary Public of the State and County aforesaid, certify that _____________________________ personally came before me this day and acknowledged that he/she is the Senior Vice President of Duke Realty Corporation, an Indiana corporation the ("Corporation"), and that by authority duly given and (a) as the act of the Corporation, and (b) as the act of, Duke Realty Limited Partnership, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership, in which the Corporation is a general partner, the foregoing instrument was signed by himself/herself as _______________ Senior Vice President of the Corporation.

     WITNESS my hand and official seal this ________ day of ______________, 2004.

                                                 -------------------------------
                                                          Notary Public

My Commission Expires:
______________________
[OFFICIAL SEAL]

                                                                INDUSTRIAL LEASE

                                     TENANT:

                                     GENAISSANCE PHARMACEUTICALS, INC.
                                     a Delaware corporation

                                     By:
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title: President


STATE OF CONNECTICUT
COUNTY OF NEW HAVEN


     I, _____________________________________, a Notary Public of the State and
County aforesaid, certify that ______________________________ personally came before me this day and acknowledged that he is the President of Genaissance Pharmaceuticals Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President.

     WITNESS my hand and official seal this _______ day of ______________, 2004.


                                                 -------------------------------
                                                          Notary Public

My Commission Expires:
______________________
[OFFICIAL SEAL]